UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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National Health Investors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Letter from our President and CEO

Dear Fellow Stockholders –

On behalf of our Board of Directors and everyone at NHI, I want to thank you for your continued investment and confidence in the Company as we have transitioned NHI through our portfolio optimization and are now in position to reignite growth through organic and external growth initiatives.

The strategic decisions made in 2020 - 2022 to optimize our portfolio continued to resonate in 2023 through improved performance throughout the Company. Specifically, NHI increased the EBITDARM coverage ratios across all asset classes; granted fewer tenant rent concessions; accelerated and received deferral repayments throughout the year; and improved occupancy and operating margins in the Senior Housing Operating Portfolio (“SHOP”).

NHI’s financial position continues to be a pillar of strength and positions NHI well to deploy capital for accretive transactions in 2024 and beyond. NHI invested approximately $74 million in 2023 at a weighted average yield of 8.3% without the need to raise equity capital and while maintaining leverage at a prudent 4.5 times net debt-to-adjusted EBITDA. At these leverage levels, NHI is one of the lowest levered healthcare REITs and ranks in the top quartile for low leverage among all REIT asset classes nationally. We believe that this creates a significant strategic advantage as the supply of capital is shrinking just as demand is increasing.

The Board has recently approved several new initiatives for reviewing and improving our Environmental, Social and Governance (“ESG”) policies. We recently formed a new ESG Committee that includes direct Board involvement together with Management which will report to the Nominating & Corporate Governance Committee. We have engaged external consultants to lay the foundation for Climate and Environmental sustainability reporting. We are reviewing all our governance policies with the assistance of outside advisors. With the appointment of Tracy Colden as Chairman of Nominating & Corporate Governance Committee, we are confident we will be improving our overall ESG performance and reporting over the coming year.

We accomplished a great deal in 2023 and concluded the year on a strong note with both third and fourth quarter results exceeding our own internal expectations as well as analyst consensus estimates. We attribute this outperformance to the factors just described and believe this momentum has carried into 2024 and positions NHI to return to growth.

There are multiple factors driving our optimism in the near- and long-term prospects for NHI. Our multipronged organic growth opportunity in both the leased portfolio and SHOP is as strong as ever; the investment and lending environments are very favorable for well-capitalized, low levered capital providers like NHI; and the industry supply-demand balance is beginning to lean in our favor due to a lack of new construction. To conclude, NHI is poised to capitalize on several opportunities in what we expect to be several years of exceptional growth.

We are pleased to present the 2024 NHI Proxy and invite you to join our Annual Stockholder Meeting either virtually or in person on May 22, 2024. We appreciate your support and investment in NHI and we look forward to updating you regularly on our progress.

Best,

Eric Mendelsohn

President and Chief Executive Officer

222 Robert Rose Drive
Murfreesboro, TN 37129

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    We cordially invite you to attend the 2024 Annual Meeting of Stockholders of National Health Investors, Inc. (“NHI” or the “Company”). The annual meeting will be held both virtually at www.virtualshareholdermeeting.com/NHI2024 and in person at The View at Fountains, 1500 Medical Center Parkway, Suite 1D, Murfreesboro, Tennessee 37129 on Wednesday, May 22, 2024, at 1:00 pm CDT, for the following purposes:

(1)    To re-elect three directors, D. Eric Mendelsohn, Charlotte A. Swafford and Robert T. Webb, each of whom are current directors of the Company;

(2)    To approve, on an advisory basis, the compensation paid to our named executive officers;

(3)    To ratify the Audit Committee’s selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(4)    To transact such other business as may properly come before the meeting or any continuance or postponement of it.

Stockholders of record as of the close of business on March 28, 2024 are entitled to vote at the annual meeting and any postponement or continuance thereof. Please see page 40 for additional information regarding accessing the meeting and how to vote your shares. You do not need to attend the meeting in order to vote your shares.

Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to attend the annual meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

We appreciate your continued confidence in our Company and look forward to you joining us on May 22, 2024. As always, we encourage you to vote your shares prior to the annual meeting.

By order of the Board of Directors,

/s/ Susan Sidwell
Corporate Secretary
Murfreesboro, Tennessee
April 4, 2024

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET IN ADVANCE Visit www.proxyvote.com	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.
BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	AT THE MEETING Attend the annual meeting. See page 40 for additional details on how to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2024: This Notice of Annual Meeting of Stockholders, the proxy statement, and the 2023 Annual Report to Stockholder are available at www.proxyvote.com.

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. Please carefully read the entire proxy statement before voting.

Meeting Details

The accompanying proxy is solicited by the Board of Directors (the “Board”) of National Health Investors, Inc. (“NHI” or the “Company”) to be voted at the 2024 Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 22, 2024, commencing at 1:00 p.m. CDT and at any continuance or postponement of the Meeting. The Meeting will be held both virtually and in person (a “hybrid meeting”). Stockholders and guests desiring to attend the Meeting in person, can attend at The View at Fountains, 1500 Medical Center Parkway, Suite 1D, Murfreesboro, Tennessee 37129. Stockholders desiring to attend virtually can log in to www.virtualshareholdermeeting.com/NHI2024. Stockholders attending virtually will have two options: You can join as a “Stockholder” or you can join as a “Guest.” If you join as a “Stockholder,” you must enter the 16-digit control number found on your proxy card or the notice of Internet availability of proxy materials (the “Notice”) you received. Once properly admitted to the Meeting, as “Stockholders”, all stockholders of record as of March 28, 2024 (the “Record Date”) will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting platform. An individual interested in attending the Meeting virtually who does not have a control number or who is not a stockholder may attend the Meeting as a guest but will not have the option to ask questions or participate in the vote. Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/NHI2024 beginning at 12:30 CDT on May 22, 2024. The technical support offered through this service is designed to address difficulty related to the virtual meeting platform. It is recommended that you contact your broker should you be unable to locate your control number. It is anticipated that this proxy statement and the form of proxy card solicited on behalf of our Board will be filed with the Securities and Exchange Commission (“SEC”) and an accompanying Notice mailed to our stockholders beginning on April 4, 2024. In this document, the words “we”, “our”, “ours”, and “us” refer to National Health Investors, Inc.

Voting Matters and Board Recommendations

			Board Vote	See
Voting Matter		Voting Standard	Recommendation	Page
Proposal 1	Election of Directors	Majority of votes cast	For Each Nominee	3
Proposal 2	Advisory Vote on Executive Compensation	Majority of votes cast	For	38
Proposal 3	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	For	39

Corporate Sustainability

We believe that integrating environmental, social and governance, or ESG, initiatives into our strategic business objectives will contribute to our long-term success. Through our sustainability efforts, we seek to incentivize positive change and create value for our stakeholders. See “Corporate Sustainability” beginning on page 15 for more details of our corporate sustainability efforts.

Our Directors

NHI is currently managed by an eight-person Board. A director may be removed from office for cause only. Three of the directors are standing for re-election at the Meeting in accordance with the Company’s bylaws (as amended and/or restated to date, the “Bylaws”). The Board believes that each of the director nominees is qualified to serve as a director of NHI and possesses the qualities and skills described in the section of the proxy statement captioned “Proposal 1 - Election of Directors,” beginning on page 3.

Name	Age	Director Since	Position	Expiration of term
Nominees
D. Eric Mendelsohn	62	2021	Director, President & Chief Executive Officer	2024
Charlotte A. Swafford	76	2020	Director	2024
Robert T. Webb	79	1991	Director	2024
Continuing Directors
Robert G. Adams	77	2020	Director	2025
James R. Jobe	62	2013	Director	2025
W. Andrew Adams	78	1991	Chairperson of the Board	2026
Tracy M. J. Colden	62	2022	Director	2026
Robert A. McCabe, Jr.	73	2001	Director	2026

The following matrix provides information regarding the members of our Board, including demographic information for, and certain qualifications and experience possessed by, the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. In addition, each of our current directors, other than Mr. Mendelsohn, is considered independent by our Board based on the independence standards of the New York Stock Exchange (the “NYSE”). The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

Skills and Experience	W. A. Adams	Colden	McCabe	R. Adams	Jobe	Swafford	Webb	Mendelsohn
Public Company Board Experience	x	x	x	x	x
C-Suite Leadership	x		x	x				x
Financial Literacy/Accounting	x	x	x	x	x	x	x	x
Healthcare	x			x		x		x
Risk Management/Strategic Planning	x	x	x	x	x	x	x	x
Corporate Governance/Legal		x						x
Background
Gender	Male	Female	Male	Male	Male	Female	Male	Male
Race/Ethnicity	White	African/American	White	White	White	White	White	White
Age	78	62	73	77	62	76	79	62
Tenure (years)	32	2	23	4	10	4	32	3

We Invest in Relationships, not Just Properties

Incorporated in 1991, we are a real estate investment trust (“REIT”) specializing in sale-leaseback, joint-venture, and mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. Our portfolio consists of independent, assisted and memory care communities, entrance-fee communities, skilled nursing facilities, and a specialty hospital.

PROPOSAL 1- ELECTION OF DIRECTORS

Pursuant to the Company’s Articles of Incorporation, the directors have been divided into three classes. Each class is elected for a three-year term and only one group is up for election each year. The Company’s Articles of Incorporation and Bylaws provide that the number of directors to be elected by the stockholders shall be at least three and not more than nine, as established by the Board from time to time. In May 2022, the Board expanded the Board from seven to eight members. On February 16, 2024, the Board’s Nominating and Corporate Governance Committee recommended, and the full Board nominated, Mr. Mendelsohn, Ms. Swafford and Mr. Webb for re-election to the Board for a three-year term or until their successors are duly elected and qualified. Our director nominees were assessed and chosen in accordance with our Nominating and Corporate Governance Committee’s charter. Our Bylaws require that directors be elected by a majority of the votes cast with respect to their election at the Meeting. If your proxy does not specifically instruct the proxy holder to vote against the election of Mr. Mendelsohn, Ms. Swafford and/or Mr. Webb, your proxy holder intends to vote for the election of Mr. Mendelsohn, Ms. Swafford and/or Mr. Webb to hold office as a director for the term described above or until their successor has been duly elected and qualified.

Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for re-election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected. If elected at the Meeting, the nominees will hold office until the 2027 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Our Director Nominees

D. Eric Mendelsohn
Age 62
Director since 2021
Committees:
None

Background
Mr. Mendelsohn joined NHI in January 2015 as Executive Vice President of Corporate Finance. He was named interim Chief Executive Officer (“CEO”) in August 2015 and CEO and President in October 2015. Mr. Mendelsohn became a director in February 2021. He has over 20 years of healthcare real estate and financing experience. Previously, Mr. Mendelsohn was with Emeritus Senior Living for nine years, most recently as a senior vice president of corporate development where he was responsible for the financing and acquisition of assisted living properties, home health care companies, administration of joint venture relationships and executing corporate finance strategies. Prior to Emeritus, Mr. Mendelsohn was with the University of Washington as a transaction officer where he worked on the development, acquisition and financing of research, clinic and medical properties. Prior to that, Mr. Mendelsohn was a practicing transactional attorney, representing lenders and landlords. Mr. Mendelsohn has a Bachelor of Science degree from American University in International Relations, a Juris Doctor degree from Pepperdine University, and a Masters (LLM) in Banking and Finance from Boston University. Mr. Mendelsohn is a member of the Florida and Washington State Bar Associations.

Qualifications

Mr. Mendelsohn is the only management member of the Board and as such the Board concluded that his perspective is important in developing the strategic and operation direction of the Company and thus Mr. Mendelsohn should serve as a director of the Company based on his role as CEO and his executive experience in the senior care industry.

Charlotte A. Swafford
Age 76
Director since 2020
Committees:
Compensation Committee
Audit Committee
Nominating & Corporate Governance Committee

Background

Ms. Swafford joined the Board in May 2020. She served as senior vice president and treasurer of National HealthCare Corporation (“NHC”) from 1985 until her retirement on December 31, 2016. She joined NHC in 1973 and served as staff accountant, accounting manager and assistant treasurer. NHC served as the Company's Investment Advisor from 1991 through October 2004, and as a result, Ms. Swafford served as Treasurer of the Company during that period. She has not provided any services to the Company (other than as a director) since October 2004. Ms. Swafford has a Bachelor of Science degree from Tennessee Technological University.
Qualifications

The Board concluded that Ms. Swafford should serve as a director of the Company based on her extensive healthcare, accounting and financial background.

Robert T. Webb
Age 79
Director since 1991
Committees:
Compensation Committee (Chairperson)
Audit Committee
Nominating & Corporate Governance Committee

Background

Mr. Webb has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings in the Middle Tennessee area and is a subdivision developer. Additionally, Mr. Webb is the vice president and treasurer of Webb’s Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. Mr. Webb served as president of Webb’s Refreshments until that position was assumed by his son in 2010. He attended David Lipscomb College and received a Bachelor of Arts in business marketing from Middle Tennessee State University in 1969.
Qualifications

The Board concluded Mr. Webb should serve as a director of the Company based on his extensive real estate business experience, his leadership qualities and his independence from the Company.

The Board Recommends a Vote “For” the Election of Mr. Mendelsohn, Ms. Swafford and Mr. Webb as Provided In Proposal 1.

Our Continuing Directors

Robert G. Adams
Age 77
Director since 2020
Committees:
Compensation Committee
Nominating & Corporate Governance Committee
Other Current Public Directorship: National HealthCare Corporation
Background

Mr. R. Adams joined NHI as a director in May 2020. He was with NHC for 45 years. He became chairperson of the board of NHC on January 1, 2009 and served as chief executive officer of NHC from November 1, 2004 until his retirement on December 31, 2016. Mr. R. Adams remains non-executive chairman of the NHC board. He has extensive long-term healthcare experience, including serving NHC as a healthcare center administrator and regional vice president. NHC served as the Company's Investment Advisor from 1991 through October 2004 and as a result, Mr. R. Adams served as Vice President of the Company during that period. He has not provided any services to the Company (other than as a director) since October 2004. He also served on the board of National Health Realty, Inc. (“NHR”), a publicly-traded REIT from December 1997 through October 2007. Mr. R. Adams has a Bachelor of Science degree from Middle Tennessee State University. He is the brother of W. Andrew Adams, the Chairperson of the Board.
Qualifications

The Board concluded Mr. R. Adams should serve as a director of the Company because he provides a valuable perspective regarding the long-term healthcare industry and brings his NHC experience in all aspects of the Board’s deliberations.

James R. Jobe
Age 62
Director since 2013
Committees:
Audit Committee
Compensation Committee
Nominating & Corporate Governance Committee (Chairperson)

Background

Mr. Jobe joined NHI as a director in April, 2013. Mr. Jobe is a partner in the accounting firm of Jobe, Hastings & Associates, CPA’s, established in 1984 in Murfreesboro, Tennessee. In that capacity, he has provided accounting and consulting services in the healthcare and long-term care industries for over 30 years. Mr. Jobe previously served as an independent director of NHR, until its merger with NHC in 2007. He received his Bachelor of Business Administration in Accounting from Middle Tennessee State University in 1984 and became a certified public accountant in 1986.

Qualifications

The Board concluded that Mr. Jobe should serve as a director of the Company based on his public company director experience, his accounting experience within the long-term care industry, and his independence from the Company.

W. Andrew Adams
Chairperson of the Board
Age 78
Director since 1991
Committees: None
Other Current Public Directorships: National HealthCare Corporation
Background

Mr. W. A. Adams has been our Chairperson of the Board since our inception in 1991. Mr. W. A. Adams served as both President and Chief Executive Officer (“CEO”) of the Company from our inception until his retirement as President in February 2009 and as CEO in March 2011. Mr. W. A. Adams was president and chief executive officer of NHC until he resigned those positions in 2004. He remains on NHC’s board of directors and served as chairman of the board of NHC until 2008. Mr. W. A. Adams served as president of National Health Realty, Inc. (“NHR”), a publicly-traded REIT from 1997 until November 2004 and served as chairman of the board of NHR until its merger with NHC in 2007. Effective January 16, 2017, Mr. W. A. Adams was appointed to the Governing Board of Middle Tennessee State University. Mr. W. A. Adams has previously served on the boards of Assisted Living Concepts, SunTrust Bank, David Lipscomb University and the Boy Scouts of America. He received his Bachelor of Science and Master of Business Administration degrees from Middle Tennessee State University. He is the brother of director Robert G. Adams.

Qualifications

The Board concluded Mr. W.A. Adams should serve as a director of the Company based on his prior role as CEO of the Company, extensive experience in the healthcare and REIT industries and his thorough understanding of the Company.

Tracy M. J. Colden
Age 62
Director since 2022
Committees:
Nominating & Corporate Governance Committee

Background

Ms. Colden was added as a director of the Company in June 2022. Ms Colden has served as general counsel, executive vice president and corporate secretary with Playa Hotels & Resorts N. V. (NASDAQ: PLYA) since January 2020. Ms. Colden has more than 30 years of experience in the hospitality and lodging industry. Ms. Colden has previously served as general counsel, executive vice president and corporate secretary for Highland Hospitality Corporation and Crestline Capital Corporation. Prior to joining Crestline Capital, Ms. Colden was an assistant general counsel at Host Marriott Corporation (now Host Hotels & Resorts, Inc.) and was previously in the private practice of law. Ms. Colden received her Bachelor of Business Administration from the University of Michigan and a Juris Doctor from the University of Virginia School of Law. Ms. Colden is a certified public accountant (inactive) and is a member of the District of Columbia, Florida and Michigan (emeritus status) bars.

Qualifications

The Board concluded that Ms. Colden should serve as a director of the Company based on her public company experience, legal background, diversity and independence from the Company.

Robert A. McCabe
Age 73
Director since 2001
Committees:
Audit Committee (Chairperson)
Nominating & Corporate Governance Committee
Compensation Committee
Other Current Public Directorship: Pinnacle Financial Partners

Background

Mr. McCabe has served as a director of the Company since 2001. Mr. McCabe has been chairperson of Pinnacle Financial Partners (“Pinnacle”) in Nashville, Tennessee since August 2000. He began his banking career with the former Park National Bank of Knoxville, Tennessee (“PNB”) and held numerous executive positions with PNB and its successor, First American National Bank. In 1994, Mr. McCabe was appointed vice chairman of First American Corporation. In March 1999, he was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999. Mr. McCabe previously served as chairman of the Nashville Chamber of Commerce and chairman of Nashville Electric Service, a municipal electric distribution company. Mr. McCabe was a director of Diversicare Healthcare Services, Inc. until it was sold in November 2021. He was also a director of Goldleaf Financial Solutions, Inc. until its sale in 2009 and a director of SSC Services of Knoxville, Tennessee until 2010. Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World Presidents’ Organization and the Chief Executives Organization, and served as the past chairman of the board of trustees of The Ensworth School and Cheekwood Botanical Gardens and Museum of Art. He is also the past chairman of the Middle Tennessee Boy Scout Council, the Nashville Symphony and the Nashville Downtown Partnership. Mr. McCabe received his Master of Business Administration degree from the University of Tennessee and completed the Advanced Management Program of Harvard Business School.

Qualifications

The Board concluded Mr. McCabe should serve as a director of the Company because of his extensive leadership experience, his understanding of finance, accounting and the banking industry, and his independence from the Company.

CORPORATE GOVERNANCE

The Board’s Leadership Structure

Mr. W. A. Adams has served as our Chairperson of the Board since the Company was founded in 1991. Mr. Mendelsohn was named CEO in August 2015 and joined the Board in February 2021. During 2023, our Board was comprised of Mr. W. A. Adams as Chairperson of the Board, Mr. Mendelsohn as CEO and director and six other independent directors.

We believe that this leadership structure is effective for the Company. Our Chairperson of the Board is charged with presiding over all meetings of the Board and our stockholders and providing advice and counsel to the CEO and our Company’s other officers regarding our business and operations. Further, our CEO and Chairperson of the Board have an excellent working relationship. With over 30 years of experience with NHI as its founder and Chairperson of the Board, Mr. W. A. Adams is well positioned to provide our CEO with guidance, advice and counsel regarding our Company’s business, operations and strategy. We believe that having Mr. W. A. Adams as Chairperson of the Board allows us to continue to draw upon his extensive knowledge of the REIT and healthcare industries.

The Board’s Oversight of Risk

Our full Board regularly engages in discussions of risk management and receives reports on risk management from members of management. Each of our Board committees also considers the risk within its areas of responsibility. Each of the independent committee chairpersons leads the Board in its role of risk oversight with respect to such committee’s area of responsibility. Thus, the Audit Committee leads the risk management oversight with respect to the Company’s financial statements and cyber-security, the Compensation Committee with respect to the Company’s compensation policies and the Nominating and Corporate Governance Committee with respect to corporate governance. Each of the committees will continue to lead risk oversight with respect to such committee’s area of responsibility and the Chairperson of the Board will add additional risk oversight with respect to the Company as a whole. We believe this structure provides effective oversight of the risk management function.

Board and Committee Meetings

The Board held four meetings during 2023 and acted by three written consents. Each director attended at least 75% of the total number of meetings of the Board and each committee on which such director served in 2023. The Company strongly urges, but does not require, directors to attend the annual meeting of stockholders. All directors as of the meeting date were in attendance at the 2023 annual meeting of stockholders.

Director Independence

The Board has determined that no director, other than Mr. Mendelsohn, had a material relationship with the Company during 2023 or the preceding three years. Accordingly, Mr. R. Adams, Mr. W. A. Adams, Ms. Colden, Mr. Jobe, Mr. McCabe, Ms. Swafford and Mr. Webb were “independent” directors based on an affirmative determination by our Board in accordance with the listing standards of the NYSE, the SEC and our Bylaws. Mr. W.A. Adams has not been an officer of the Company since February 2011 and based on the SEC rules, the NYSE rules and the Bylaws, the Board has determined that he is an independent director. Mr. Mendelsohn is the CEO of the Company and is thus not an independent director. Our Corporate Governance Guidelines provide that our independent directors meet in executive session without management present at least annually and generally each quarter. During the Board meetings, there are regularly scheduled executive sessions of the independent directors with no members of management present. Mr. W. A. Adams, as Chairperson of the Board, leads the executive sessions.

Committees of the Board

The Board has three standing independent committees with separate chairpersons, the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. The charters of each committee are provided on our website at www.nhireit.com. During 2023, each committee was comprised solely of independent directors. Each committee is submitting a report in this proxy statement. Each committee adopted its respective charter, which provides that such committee elect a chairperson. The committee meetings serve as the vehicle for addressing matters within each committee’s purview at a detailed level.

Audit Committee

The Audit Committee is comprised of four members consisting of Mr. McCabe as the Chairperson, Mr. Jobe, Ms. Swafford and Mr. Webb. During 2023, the Audit Committee met four times and acted by one written consent. The Board has determined that the Chairperson of the Audit Committee, Mr. McCabe, meets the SEC’s definition of “audit committee financial expert” and all four members of the Audit Committee are “financially literate” as required by the NYSE rules. The Board has determined that all of the members of the Audit Committee are independent, as independence for audit committee members is defined under the NYSE listing standards and under the independence standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We maintain an internal audit function as required by the NYSE rules to provide management and the Audit Committee with ongoing assessment of our risk management processes and system of internal control over financial reporting. Since 2006, we have outsourced this internal audit function to Rodefer Moss & Co., a Tennessee regional accounting firm with significant experience in providing audit and non-audit related services to its SEC clients. The primary functions of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities with respect to: (a) the Company’s systems of internal control regarding finance, accounting, legal compliance and ethical behavior; (b) the Company’s auditing, accounting and financial reporting processes; (c) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (d) the Company’s compliance with legal and regulatory requirements; and (e) the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent registered public accounting firm or nominate the independent registered public accounting firm for stockholder approval. The Audit Committee approves all audit engagement fees and terms of all non-audit engagements with the independent registered public accounting firm.

Nominating and Corporate Governance Committee

During 2023, the Nominating and Corporate Governance Committee was comprised of six members consisting of Mr. Jobe as the Chairperson, Mr. R. Adams, Ms. Colden, Mr. McCabe, Ms. Swafford and Mr. Webb, all of whom are independent directors. The Nominating and Corporate Governance Committee met two times during 2023 and acted by one written consent. The Nominating and Corporate Governance Committee’s responsibilities include providing assistance to the Board in identifying and recommending candidates qualified to serve as directors of the Company, reviewing the composition of the Board, developing, reviewing and recommending governance policies and principles for the Company and reviewing periodically the performance of the Board.

The process we follow with respect to director nominations is to identify qualified individuals for Board membership and recommend them to the full Board for consideration. In determining whether to recommend a candidate for the Board of Directors’ consideration, the Nominating and Corporate Governance Committee looks at diversity of experience and capabilities, with greater weight given to qualifications like an understanding of the healthcare industry, real estate, finance and accounting. The minimum and principal qualification of a director is the ability to act successfully on the stockholders’ behalf. The Nominating and Corporate Governance Committee then evaluates each nominee and does an internal rank ordering. Existing Board members are automatically considered for a term renewal. All potential candidates, whether initially recommended from management, other Board members or stockholders of the Company are considered in the same manner. If the appropriate biographical information is provided on a timely basis, we will evaluate stockholder recommended candidates by following substantially the same process, and applying the same criteria, as we follow for candidates submitted by others. Nominations by stockholders should be sent to National Health Investors, Inc., Attn: Nominating and Corporate Governance Committee, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129.

Mr. Jobe has notified the Company that he intends to resign his position as the Chairperson of the Nominating and Corporate Governance Committee effective as of the day of the Meeting, however he will remain a member of the Committee. The Nominating and Corporate Governance Committee has recommended to the Board that Ms. Colden should be named as the Chairperson of the Committee, effective upon Mr. Jobe’s resignation. The Board has approved this recommendation.

Compensation Committee

The Compensation Committee is comprised of five members consisting of Mr. Webb as the Chairperson, Mr. R. Adams, Mr. Jobe, Mr. McCabe and Ms. Swafford, all of whom are independent directors. The Compensation Committee met seven times during 2023 and acted by one written consent. The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers and directors and to review and approve senior officers’ compensation. This includes reviewing the alignment of executive compensation and benefit programs, policies and practices with Company values and strategy and the creation of value for stockholders and overseeing management’s review of the Company’s compensation programs, policies and practices to determine whether they encourage excessive risk-taking or otherwise create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee also oversees and reviews executive compensation programs, benefits, policies and practices with a view to attract, motivate and retain qualified executive officers and other key employees of the Company and make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for directors and officers of the Company. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the CEO, evaluates the performance of the CEO in light of those goals and objectives, and determines the compensation of the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in past years. In evaluating and determining the CEO’s compensation, the Compensation Committee considers the results of the most recent stockholder advisory vote on executive compensation.

Corporate Governance Policies

The Board has adopted the NHI Code of Business Conduct and Ethics (“NHI Code”) and the NHI Corporate Governance Guidelines which, are available on our website at www.nhireit.com. Our website also contains information about the NHI EthicsPoint program, and this proxy statement contains a description of our EthicsPoint program under the caption “Stockholder Communications.” The contents of the website are not incorporated into this proxy statement.

The NHI Code was adopted to: (a) promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (b) promote compliance with applicable governmental laws, rules and regulations; (c) promote the protection of Company assets, including corporate opportunities and confidential information; (d) promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (e) promote fair dealing practices; (f) deter wrongdoing; and (g) ensure accountability for adherence to the NHI Code.

The Company has adopted policies and procedures designed to prohibit unlawful trading, hedging transactions and related practices. Specifically, the Company’s employees, officers and directors are prohibited from trading in the Company’s securities while in possession of material non-public information and are also subject to routine and non-routine blackout periods during which times trading in our securities is not permitted. The Board has also adopted a policy that prohibits employees, officers, and directors, or any of their designees, from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. In addition, we have a policy that requires the pre-approval by our Chief Financial Officer before any employee, executive officer and Board member may pledge our common stock as collateral for a loan or for a margin account.

DIRECTOR COMPENSATION

During 2023, the independent directors received compensation for their Board service including an annual retainer of $75,000 and a $7,500 per meeting fee. Each committee chairperson received an annual retainer of $5,000 and the Audit Committee Chairperson received a $2,500 meeting fee. In 2023, each director received a fully vested option to purchase 10,000 shares of Company stock based on the closing price of NHI’s shares on February 24, 2023, the third business day following the Company’s annual earnings release. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company. Our option grants only have value if the Company’s stock price increases. We believe our director compensation package is reasonable.

2023 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)($)	Non-Equity Incentive Plan Comp.($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp. ($)	Total ($)
W. Andrew Adams	105,000	—	70,860	—	—	—	175,860
Robert T. Webb	110,000	—	70,860	—	—	—	180,860
Robert A. McCabe, Jr.	120,000	—	70,860	—	—	—	190,860
Tracy M.J. Colden	105,000		70,860	—	—	—	175,860
James R. Jobe	110,000	—	70,860	—	—	—	180,860
Charlotte Swafford	105,000	—	70,860	—	—	—	175,860
Robert G. Adams	105,000	—	70,860	—	—	—	175,860
(1) This represents the amount of stock compensation expense recorded by the Company in 2023 for the annual grant of options to purchase 10,000 shares to each independent director on the third day following the Company’s annual earnings release. The exercise price of the options is the closing price of our common stock on the NYSE on the day the options are granted. The options vest immediately upon grant. At year-end, the aggregate number of outstanding option awards held by each independent director was as follows: Mr. W. A. Adams, 110,000; Mr. R. Adams, 60,000; Ms. Colden 35,000; Mr. Jobe, 85,000; Mr. McCabe, 85,000; Ms. Swafford, 60,000; and Mr. Webb, 110,000.
COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

In determining whether to recommend a candidate for the Board of Directors’ consideration, the Nominating and Corporate Governance Committee looks at diversity of experience and capabilities, with greater weight given to qualifications like an understanding of the healthcare industry, real estate, finance and accounting. The minimum and principal qualification of a director is the ability to act successfully on the stockholders’ behalf. The Nominating and Corporate Governance Committee then evaluates each nominee and does an internal rank ordering. Existing Board members are automatically considered for a term renewal. The Nominating and Corporate Governance Committee believes that the collective diversity of experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities. On February 16, 2024, the Nominating and Corporate Governance Committee nominated Mr. Mendelsohn, Ms. Swafford and Mr. Webb for re-election to the Board at the Meeting. Our nominees were assessed and chosen in accordance with the Nominating and Corporate Governance Committee’s charter.

This report is hereby submitted by the NHI Nominating and Corporate Governance Committee.

James R. Jobe, Chairperson
Robert G. Adams
Tracy M.J. Colden
Robert A. McCabe, Jr.
Charlotte A. Swafford
Robert T. Webb

This report of the Nominating and Corporate Governance Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Report of the Audit Committee

The Audit Committee (a) reviewed and discussed with management and BDO USA, P.C. (“BDO”) the quarterly and annual financial statements and disclosures of the Company contained in Form 10-Q and Form 10-K, respectively, (b) reviewed internal operating reports with management, and (c) made detailed inquiries of the Company’s internal auditor and independent auditor as part of the Audit Committee’s review of the Company’s internal control over financial reporting. During Audit

Committee meetings, the members meet in executive session individually with the CEO, the Chief Financial Officer, the Chief Accounting Officer, the internal auditor and BDO, whenever the Audit Committee deems it appropriate. The Audit Committee has discussed with BDO the matters required by the standards of the Public Company Accounting Oversight Board (“PCAOB”) and as required by the SEC. In addition, the Audit Committee has received from and discussed with BDO the written disclosures and letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and concluded that BDO remains independent from management and the Company.

In reliance on the reviews and discussions referred to above, the responsibilities outlined in the Restated Audit Committee Charter and legal requirements applicable for 2023, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This report is hereby submitted by the NHI Audit Committee.

Robert A. McCabe, Jr., Chairperson
James R. Jobe
Charlotte A. Swafford
Robert T. Webb

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This report is hereby submitted by the NHI Compensation Committee.

Robert T. Webb, Chairperson
Robert G. Adams
James R. Jobe
Robert A. McCabe, Jr.
Charlotte A. Swafford

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

EXECUTIVE OFFICERS

Officers serve at the pleasure of the Board for a term of one year. The following table gives information about our executive officers.

D. Eric Mendelsohn
Age: 62
Position: President and CEO

Background
Biographical information on Mr. Mendelsohn is included above under “Proposal 1 - Election of Directors.”

Kristin S. Gaines
Age 52
Senior Vice President and Chief Transaction Officer

Background
Ms. Gaines joined NHI in 1998 as a Credit Analyst, she was named Chief Credit Officer in February 2010 and appointed NHI’s Senior Vice President and, Chief Transaction Officer in February 2023. During her tenure with NHI, Ms. Gaines has had a progressive career in the areas of real estate, finance and operations. Her experience has resulted in a breadth of expertise in underwriting, asset management and real estate transactions. Ms. Gaines holds a Master of Business Administration and a Bachelor of Business Administration in Accounting from Middle Tennessee State University and earned a Master of Legal Studies with a concentration in Dispute Resolution from Washington University in St. Louis in 2023.

Kevin C. Pascoe
Age 44
Executive Vice President of Investments and Chief Investment Officer

Background
Mr. Pascoe joined NHI in June 2010 as Vice President of Asset Management. He was named Executive Vice President of Investments in January 2015 and was named Chief Investment Officer in February 2017. Mr. Pascoe oversees NHI’s business development, asset management and relationship management with existing tenants and conducts operational due diligence on NHI’s new investment opportunities. He has over 15 years of healthcare real estate background including his experience with General Electric - Healthcare Financial Services (“GE HFS”) (2006 – 2010) where he most recently served as a vice president. With GE HFS, he moved up through the organization while working on various assignments including relationship management, deal restructuring, and special assets. He also was awarded an assignment in the GE Capital Global Risk Rotation Program. Mr. Pascoe holds a Master of Business Administration and a Bachelor of Business Administration in Economics from Middle Tennessee State University.

John L. Spaid
Age 64
Executive Vice President of Finance, Chief Financial Officer and Treasurer

Background
Mr. Spaid was named Chief Financial Officer in November 2019 and Treasurer in February 2023. He joined NHI in March 2016 as Executive Vice President of Finance. He oversees the Company’s banking relationships, financial transactions, accounting functions and SEC reporting. Mr. Spaid has over 40 years of experience in real estate, finance and senior housing. From November 2015 until joining NHI, Mr. Spaid provided consulting services to NHI, which services included acquisition underwriting analyses and Board presentations. Previously, Mr. Spaid was with Emeritus Senior Living as their senior vice president of financial planning and analysis where he led corporate and operational financial analysis and support teams. His responsibilities included forecasting, investor presentation, annual budget, debt and lease obligation underwriting, M&A processes, financial modeling, due diligence, board presentations and employee development from 2012 to 2014. Mr. Spaid was a member of the Sarbanes-Oxley compliance committee at Emeritus. Prior to Emeritus, Mr. Spaid was an independent financial consultant, who provided mergers & acquisition, work-out, and private equity consulting services from 2010 to 2011. He also served as the chief financial officer of a regional assisted living and memory care provider in Redmond, Washington from 2008 to 2009. Mr. Spaid has a Bachelor of Business Administration degree with honors from the University of Texas and a Masters of Business Administration with High Distinction from the University of Michigan.

David L. Travis
Age 49
Senior Vice President and Chief Accounting Officer

Background
Mr. Travis was named Senior Vice President and Chief Accounting Officer in May 2020. Mr. Travis has over 25 years of accounting and financial reporting experience, including over 15 years as a chief accounting officer for publicly traded healthcare REITs. Prior to joining NHI, Mr. Travis was the chief accounting officer with MedEquities Realty Trust from August 2014 through the completion of its merger with Omega Healthcare Investors (NYSE:OHI) in 2019. He was previously senior vice president and chief accounting officer of Healthcare Realty Trust (NYSE:HR) from December 2006 until July 2014. Before joining Healthcare Realty Trust, Mr. Travis was an auditor at Ernst & Young LLP from 1996-2006. Mr. Travis earned his Bachelor of Business Administration summa cum laude in accounting from the University of Memphis and is a certified public accountant.

CORPORATE SUSTAINABILITY

We believe that integrating environmental, social and governance, or ESG, initiatives into our strategic business objectives will contribute to our long-term success. We have established a management ESG committee comprised of our Chief Financial Officer, Vice President, Finance and Investor Relations and Vice President, HR/Benefits and Compliance. This committee is tasked with overseeing our strategies regarding the Company’s social impact and environmental sustainability. Our ESG Committee was established with the goal of increasing our accountability, sharpening our focus, and maximizing our efforts with respect to the environmental, social and governance impact on our clients, employees and properties. In addition, the ESG Committee will help to measure our progress on our ESG initiatives and priorities, adding an element of accountability, which should also increase our effectiveness. The ESG Committee will meet at least quarterly with the chairperson of the Nominating and Corporate Governance Committee of the Board. Through our sustainability efforts, we seek to incentivize positive change and create value for our stakeholders. Below are some more details of our corporate sustainability efforts:

Environmental

•We provide our triple net lease operators capital improvement allowances for the redevelopment, expansions and renovations at our properties which may include energy efficient improvements like LED lighting and low emission carpeting, recycled materials and solar power;
•We provide our development partners with capital to build new state-of-the-art properties with energy efficient components and design features;
•We obtain Phase I environmental and Phase II reports if warranted as part of our due diligence procedures when acquiring properties and attempt to avoid buying real estate with known environmental contamination;
•Our document retention practices strive to reduce paper usage and encourage electronic file sharing;
•We strive for efficiency and sustainability in our corporate headquarters, participate in a recycling program, and encourage our employees to reduce, reuse and recycle waste;

Social

•We employ individuals who possess a broad range of experiences, background and skills, and we believe that to continue to deliver long-term value to our stockholders, we must provide and maintain a work environment that attracts, develops, and retains top talent and affords our employees an engaging work experience that allows for career development and opportunities. Along with a competitive compensation program including incentive bonuses and a stock incentive plan, NHI provides a 401(k) plan with a safe harbor contribution, employer sponsored health insurance coverage and tuition reimbursement;
•We actively support charitable organizations within our community that promote health education and social well-being. During 2023, we donated approximately $45,000 to external charitable organizations that provide support services to the communities that sustain our residents, operating partners and employees, such as the ALZ foundation, our employee match program and other fundraising efforts which leverage our professional relationships with banks, law firms, and other key vendors;
•We support efforts to cure diseases that afflict our residents and loved ones by sponsoring and participating in local community events such as the Walk to End Alzheimer’s;
•We encourage our employees to support our local community by matching voluntary contributions through our company-wide charity program;
•We support the Granger Cobb Institute with a continuing endowment to further educate students in pursuit of careers in senior housing;
•We support the Community Foundation of Middle Tennessee with a continuing endowment to support local charities; one of our corporate officers serves on the board of this foundation as well;

Governance

•We elected our first female director to the Board in 2020;
•We engaged a search firm to help the Board identify an additional diverse member which resulted in the appointment of our first African-American and our second female director to the Board in 2022;
•NHI’s workforce by gender is 52% female and 48% male;
•We have designed our executive compensation to be aligned with stockholders by rewarding executives for growth in Normalized FAD and dividend growth, conservative dividend payout ratios, prudent balance sheet management, accretive investment growth and total shareholder return;
•We have adopted an insider trading policy designed to prohibit unlawful trading, hedging transactions and related practices; and
•We have adopted a Clawback Policy to recoup incentive compensation in the event the Company is required to restate its financial statements.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the Company’s named executive officer compensation program and analyzes the compensation decisions made for our named executive officers included in the Summary Compensation Table below.

2023 Highlights(1)

Our operating and financial performance highlights achieved in 2023 include:

•Net income attributable to common stockholders per diluted common share for the twelve months ended December 31, 2023 was $3.13 compared to $1.48 during the same period in the prior year.

•Funds from operations (“FFO”) per diluted common or the twelve months ended December 31, 2023 was $4.39 compared to $3.55 during the same period in the prior year.

•Normalized FFO per diluted common share for the twelve months ended December 31, 2023 was $4.33 compared to $4.30 during the same period in the prior year.

•Normalized funds available for distribution (“FAD”) for the twelve months ended December 31, 2023 was $187.8 million compared to $201.0 million during the same period in the prior year.

•Net income attributable to common stockholders, FFO, Normalized FFO and Normalized FAD for the twelve months ended December 31, 2023 included approximately $5.7 million in the repayment of previously deferred rent and related interest.

•Net operating income (“NOI”) from the Senior Housing Operating Portfolio (“SHOP”) segment, comprised of revenues from resident fees and related services less operating expenses, totaled $9.2 million for the year ended December 31, 2023 compared to $7.6 million for the period from inception of the SHOP segment on April 1, 2022 through December 31, 2022.

•On June 16, 2023, we closed on a $200 million two year term loan, with one year option to extend.

• Made approximately $74 million in investments during the year ended December 31, 2023 at an average initial yield of 8.3%.

•    During the year ended December 31, 2023 we retired approximately $415 million in debt using proceeds from the new term loan and revolver.

•For the year ended December 31, 2023, we sold 12 properties with a net book value of approximately $45.1 million for net proceeds of approximately $59.1 million, as part of our portfolio optimization plan.

(1) See Appendix A for a reconciliation of FFO, Normalized FFO, Normalized FAD and NOI to net income computed in accordance with accounting principles generally accepted in the United States (“GAAP”).

Objectives

The objectives of our compensation programs are to actively motivate and retain qualified senior officers and other key employees who are responsible for our Company’s success. The compensation program is designed to reward our officers for the Company’s performance as a whole and for each officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise and market demands, (b) an annual incentive bonus award to reward individual effort in achieving the Company’s goals, and (c) share-based compensation, which we have historically paid in the form of stock options, to align the financial interests of our senior officers with those of our stockholders. In 2023, the Compensation Committee also granted shares of restricted stock. The Compensation Committee has not engaged a compensation consultant to date.

Base Salary

Our Chief Executive Officer is the only executive officer that has an employment agreement, which is described on page 28 of this proxy statement. Base salaries are reviewed and adjusted by the Compensation Committee on an annual basis. The Compensation Committee seeks to ensure that base salaries are established at levels that reflect the responsibilities and duties of our executives and are competitive with amounts paid to executives of other healthcare REITs, although our base salaries tend to be below those of our peer group companies. In determining an individual executive’s actual base salary, the Compensation Committee considers other factors, which may include the executive’s past performance, relative importance, future poten tial, and contributions to our past success. In February 2023, the Compensation Committee noted its decision to significantly reduce the number of options granted to the named executive officers as discussed below under “2023 Equity Awards” and decided to increase base salaries in connection with that reduction. The Compensation Committee also concluded that the salaries for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer were substantially less than the salaries of persons in similar positions with other healthcare REITs and significantly increased those salaries. The following table summarizes salary approved by the Compensation Committee for 2023:

Named Executive Officer	2023 Base Salary	2022 Base Salary	Year over Year Increase
D. Eric Mendelsohn	$500,000	$417,730	19.7%
Kristin S. Gaines	$206,000	$200,788	2.6%
Kevin C. Pascoe	$242,265	$235,208	3.0%
John L. Spaid	$400,000	$315,000	27.0%
David L. Travis	$300,000	$275,000	9.1%

Incentive Awards

Annual incentive awards are designed to focus management attention on key operational goals for the current fiscal year and are paid in cash. The key operational goals are a combination of each executive’s area of responsibility and the overall financial performance by the Company. In approving annual incentive awards, the Compensation Committee considers, among other factors, the Company’s revenue growth and profitability, the development and expansion of its business, the executive’s work during the year, past compensation, perceived contribution to the Company, level of responsibility, and any notable individual achievements or failings in the year in question. Those executives in a position to have a more significant impact on the financial performance of the Company are eligible to receive substantially larger bonuses than executives who are not in such a position.

As part of the annual incentive awards, the Compensation Committee originally adopted a Cash Performance Incentive Plan (“Prior Incentive Plan”) in 2009, which for 2022 was driven 50% by the Company’s Normalized FAD and 50% by the Company’s recurring dividend growth. Under the Prior Incentive Plan, for 2022 the named executive officers were entitled to an award based on Normalized FAD growth provided that the Company’s Normalized FAD increased at least 5% over the previous year’s Normalized FAD and an award based on dividend growth provided the Company’s recurring dividend increased at least 5% over the previous year’s recurring dividend.

Equity Awards

Long-term equity awards are granted to align the executives’ financial interests with those of our stockholders. We believe that long-term compensation should motivate and reward the creation and preservation of long-term stockholder value through both price increases and dividends. Long-term equity awards typically vest over three to five years and are subject to forfeiture if the executive leaves the Company prior to vesting. The Company has historically relied solely on stock options for equity awards to all employees, including the named executive officers. Such grants provide our executive officers the opportunity to purchase shares of NHI common stock at some future date at the fair market value of the stock on the date of the stock option grant. Stock option grants are designed to provide long-term (up to ten years) incentives linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation.

2023 Incentive Plan

The Compensation Committee considered that the Prior Incentive Plan did not provide much of an incentive for the named executive officers given the difficulties encountered by the industry over the past three years. The Prior Incentive Plan operated in a way that the named executive officers either received the full target bonus payout amount for each element or received no incentive bonus if the target was not met. The Compensation Committee also recognized that under the Prior Incentive Plan, it was highly unlikely that any of the named executive officers would be able to meet the incentive goals for 2023. In addition, the Company’s new SHOP segment requires different management skills and provides different goals than under the Prior Incentive Plan for 2022.

As a result, the Compensation Committee redesigned the Prior Incentive Plan by adopting the 2023 Incentive Plans (the “2023 Incentive Plans”) to replace the Prior Incentive Plan. Under the 2023 Incentive Plans, each named executive officer has an individual plan with specific goals aligned with the individual officer’s area of responsibility. Under the 2023 Incentive Plans, the Compensation Committee established a target payout amount based on budgeted outcomes, but provided for additional amounts if performance exceeds expectations. The 2023 Incentive Plans also provides for reduced amounts if certain goals are not accomplished. Thus the 2023 Incentive Plans are not all-or-nothing plans like the Prior Incentive Plan.

Mr. Mendelsohn’s 2023 Incentive Plan which provided incentive compensation, linked to Company performance and investor returns, was based on the following categories and provided that the incentive compensation will be paid in cash, or with respect to Items (5) and (6) may be paid in cash or restricted stock, at Mr. Mendelsohn’s election:

•Normalized FAD/Dividend increases. This category is similar to the Prior Incentive Plan for 2022, but provides for modified Normalized FAD/dividend increase goals which grants tiered levels of incentive compensation based on the increase in Normalized FAD above $4.38 and the increase in the annual dividend above $3.60.
•Normalized FAD payout ratio. This category provides for different incentive compensation levels for a Normalized FAD payout ratio at or below 80% or at or below 85%
•New investments. This category provides for incentive compensation based on the average annual return on new investments.
•SHOP revenue goals. This category provides for incentive compensation based on certain percentage increases in SHOP revenue.
•Net debt to Adjusted EBITDA. This category provides incentive compensation for a net debt to Adjusted EBITDA ratio of 4.5 times or less.
•Collection of deferrals. This category provides incentive compensation based on the collection of deferrals previously granted by the Company to certain of its tenants.

The Compensation Committee considered the Normalized FAD increases, Normalized FAD payout ratio, New investment yield, SHOP revenue increases and deferral collections as the most meaningful performance measures. Normalized FAD, as calculated by us, is net income (computed in accordance with GAAP) with adjustments to exclude various items, as described below. Adjustments related to real estate activities include gains (or losses) from sales of real estate property, impairments of real estate, real estate depreciation and amortization, and the results of unconsolidated partnerships and joint ventures, if any. Other adjustments are made for certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing results across periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs. Adjusted EBITDA, as calculated by us, is earnings before interest, taxes, depreciation and amortization, including amounts in discontinued operations, excluding real estate asset impairments and gains on dispositions.

GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires any discount or premium related to indebtedness and debt issuance costs to be amortized as non-cash adjustments to earnings. The Company adjusts Normalized FAD for these non-cash items as well as for the net change in the allowance for expected credit losses, non-cash stock-based compensation, senior housing portfolio capital expenditures, and for certain non-cash items related to equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

Normalized FAD payout ratio and net debt to Adjusted EBITDA are non-GAAP measures that we use to measure our performance. Normalized FAD payout ratio is our Normalized FAD divided by our distributions to common stockholders, expressed as a percentage. Net debt is our total debt less cash and cash equivalents and we divide that by Adjusted EBITDA, to calculate our net debt to Adjusted EBITDA. See Appendix A for additional information on Normalized FAD, Adjusted EBITDA and net debt to Adjusted EBITDA ratio.

Any incentive bonus paid in restricted stock would vest one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. Under the 2023 Incentive Plan for Mr. Mendelsohn, the target payout amount was $845,000.

The other named executive officers had similar individual plans as outlined in the following table:

Named Executive Officer	Categories		Target Payout amount
Kristin S. Gaines	•Normalized FAD growth (1)	•Number of closed transactions	$355,000
	•Conversion to SharePoint	•Timing of converting LOI to PSA(3)
	•TSR goals(2)
Kevin C. Pascoe	•Normalized FAD growth	•Collection of deferrals	$450,000
	•SHOP revenue increase	•TSR goals
	•New investments
John L. Spaid	•Normalized FAD/Dividend growth	•Capital structure and liquidity	$400,000
	•Normalized FAD guidance accuracy	•TSR goals
	•Credit ratings	•Net debt to Adjusted EBITDA
David L. Travis	•Normalized FAD/Dividend growth	•Timely filing of financial statements	$225,000
	•TSR goals	•No restatement/adjustments
	•Shorten closing schedule

(1) For the other named executive officers, the growth in Normalized FAD was based on growth above $4.26.
(2) TSR was based on the Company’s total stockholder return (“TSR”) for 2023 and compared to six peers, consisting of LTC Properties, Inc.; Sabra Health Care REIT, Inc.; Welltower, Inc.; Ventas, Inc.; CareTrust REIT, Inc.; and Omega Healthcare Investors, Inc.
(3) This is based on the number of days involved in moving a potential transaction from the signed letter of intent stage to the signed purchase agreement.

Based on the above described 2023 Incentive Plans, the following amounts were earned by each of the named executive officers:

Named Executive Officer	Amount Earned Under 2023 Incentive Plans
D. Eric Mendelsohn	$ 875,044
Kristin S. Gaines	$ 271,333
Kevin C. Pascoe	$ 450,000
John L. Spaid	$ 345,728
David L. Travis	$ 201,171

All of the amounts earned under the 2023 Incentive Plans were paid in cash. The Normalized FAD for 2023 was $4.33, which resulted in no amount earned for that measure for Mr. Mendelsohn, but a portion of the target amount earned for each of the other named executive officers. There was no increase in dividends during 2023 and the SHOP revenue did not increase by a sufficient amount to meet that performance measure during 2023, so no amount was earned for those measures. However, with the exception of the TSR, substantially all of the individual goals were met by each of the named executive officers, but there was no mechanism within certain specified individual goals to allow for any additional amounts to be earned if performance exceeded expectations, while other individual goals did provide such a mechanism. The Compensation Committee closely reviewed each of the individual 2023 Incentive Plans, each of the elements of the 2023 Incentive Plans and the lack of consistency among the various named executive officers as the 2023 Incentive Plans were applied. It was noted that the new investments measure and the deferral collections measure did provide for additional amounts to be earned when performance exceeded expectations; however, Mr. Mendelsohn and Mr. Pascoe were the only named executive officers whose 2023 Incentive Plans included these measures. As a result, the Compensation Committee determined that the lack of consistency among the various 2023 Incentive Plans needed to be addressed.

After careful consideration, the Compensation Committee concluded that structures of the individual 2023 Incentive Plans had led to inconsistent bonuses for the named executive officers. As a result, the Compensation Committee made several changes to the 2023 Incentive Plan for 2024 as described under “2024 Incentive Plan” below. In addition, the Compensation Committee elected to pay a discretionary bonus to each of Ms. Gaines ($83,667), Mr. Spaid ($54,272) and Mr. Travis ($23,829) in order to make the total incentive compensation more internally consistent and to recognize their performance relative to their individual goals. The Compensation Committee believes that the revisions made to the 2024 Incentive Plans will address this issue and does not expect to make additional discretionary bonuses for 2024.

In granting the discretionary bonus, the Compensation Committee specifically considered: (a) the increase in Normalized FAD (despite the positive impact on 2022 Normalized FAD by the settlement of the Welltower litigation which resulted in recovering 2021 rents in 2022); (b) TSR was just over 14% for the year; (c) the Normalized FAD payout and net debt to Adjusted EBITDA leverage ratios (the company maintained a strong balance sheet which provided capital at accretive investment spreads); and (d) the improvement in customer coverage ratios, occupancies, and SHOP NOI (resulted in deferral collections and meeting SHOP targets).

Under the Clawback Policy described below, incentive compensation amounts paid under the 2023 Incentive Plans will be subject to clawback in the event the Company restates its financial statements and the Compensation Committee determines that the incentive compensation paid to the executive officer would not have been paid had it been based on the restated results, or otherwise if required under any Company Clawback Policy.

2024 Incentive Plan

In order to align executive compensation with Company performance and investor returns, the 2024 Incentive Plan for each of the named executive officers provides incentive compensation based on the following categories and provides that the incentive compensation will be paid in cash:

•Normalized FAD increases. This category is similar to the 2023 Incentive Plan, but provides for modified Normalized FAD increase goals which grants tiered levels of incentive compensation based on the increase in Normalized FAD above $4.33 per diluted common share.
•Normalized FAD payout ratio. This category provides for different incentive compensation levels for a Normalized FAD payout ratio below 90%. The calculation of the amount earned is to be adjusted if the Board of Directors increases the dividend during 2024.
•New investments. This category provides for incentive compensation based on the weighted-average cash yield of new investments in excess of the weighted-average cost of capital at the time of new investment.
•SHOP NOI growth. This category provides for incentive compensation based on certain increases in SHOP NOI over the prior year.
•Leverage Ratio. This category provides tiered levels of incentive compensation for a net debt to Adjusted EBITDA ratio at 5.0 times or less.
•Deferral collections. This category provides incentive compensation based on the collection of deferrals previously granted by the Company to certain of its tenants.
•Total Shareholder Return goals. This category provides for tiered levels of incentive compensation based on the Company’s total shareholder return for the year relative to three peers ( LTC Properties, Inc.; Sabra Health Care REIT, Inc.; and CareTrust REIT, Inc.)

The individual 2024 Incentive Plans contain each of the above categories with certain threshold differences and contain target payout amounts as noted in the table below:

Named Executive Officer	Target Payout Amount
D. Eric Mendelsohn	$ 945,000
Kristin S. Gaines	$ 375,000
Kevin C. Pascoe	$ 500,000
John L. Spaid	$ 450,000
David L. Travis	$ 275,000

Under the Clawback Policy described below, incentive compensation amounts paid under the 2024 Incentive Plans will also be subject to clawback in the event the Company restates its financial statements and the Compensation Committee determines that the incentive compensation paid to the executive officer would not have been paid had it been based on the restated results, or otherwise if required under any Company Clawback Policy.

2023 Equity Awards

In 2023 we significantly reduced the number of options granted to our named executive officers. At our 2023 annual meeting of stockholders, our stockholders approved our Amended and Restated 2019 Stock Incentive Plan (the “2019 Plan”) to

permit, in part, the granting of restricted stock under the 2019 Plan. Restricted stock encourages recipients to maintain equity ownership in the Company which helps align their interest with those of our stockholders. Restricted stock also encourages recipients to remain with the Company until the restriction periods lapse. Following the approval of the 2019 Plan at the 2023 annual meeting, effective May 5, 2023, we granted restricted stock to our named executive officers. The following table compares the 2022 option grants to the 2023 option/restricted stock grants:

	2022	2023
Named Executive Officer	Option Grant(#)	Option Grant(#)	Restricted Stock Grant(#)
D. Eric Mendelsohn	125,000	40,000	5,000
Kristin S. Gaines	55,000	25,000	4,000
Kevin C. Pascoe	55,000	25,500	4,000
John L. Spaid	55,000	25,500	4,000
David L.Travis	35,000	25,000	4,000

Executive Compensation

Eric Mendelsohn

On February 1, 2023, Mr. Mendelsohn's salary for 2023 was set at $500,000 and his 2023 Incentive Plan bonus target payout was set at $845,000. Mr. Mendelsohn’s 2023 Incentive Plan performance goals were as described above. On February 17, 2023, the Company approved a grant to Mr. Mendelsohn of an option to purchase 40,000 shares of common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Mendelsohn’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On May 5, 2023, the Company granted Mr. Mendelsohn 5,000 shares of restricted stock, which shares vest over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2023 equity grants related primarily to 2022 performance. Based on the 2023 results, on January 17, 2024, the Compensation Committee approved Mr. Mendelsohn’s 2023 incentive bonus of $875,044. On February 16, 2024, the Company also approved the grant of 3,000 shares of restricted stock and an option to purchase 40,000 shares of common stock at the closing price of our common stock on February 23, 2024 (the grant date). Mr. Mendelsohn’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant and the restricted stock vests over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2024 equity grants related primarily to 2023 performance. On January 17, 2024, Mr. Mendelsohn’s salary for 2024 was set at $525,000 and his 2024 Incentive Plan bonus target payout was set at $945,000 based on the 2024 Incentive Plan described above.

Kristin S. Gaines

On February 1, 2023, Ms. Gaines’ salary for 2023 was set at $206,000 and her 2023 Incentive Plan bonus target payout was set at $355,000 Ms. Gaines’ 2023 Incentive Plan performance goals were as described above. On February 17, 2023, the Company approved a grant to Ms. Gaines of an option to purchase 25,000 shares of our common stock at the closing price of our common stock on February 24, 2023 (the grant date). Ms. Gaines’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On May 5, 2023, the Company granted to Ms. Gaines 4,000 shares of restricted stock, which shares vest over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2023 equity grants related primarily to 2022 performance. Based on the 2023 results, on January 17, 2024, the Compensation Committee approved Ms. Gaines’ 2023 incentive bonus of $271,333. As noted above, on January 17, 2024, the Compensation Committee also approved a discretionary bonus of $83,667 for Ms. Gaines based on 2023 performance. On February 16, 2024, the Company also approved the grant of 3,000 shares of restricted stock and an option to purchase 25,000 shares of common stock at the closing price of our common stock on February 23, 2024 (the grant date). Ms. Gaines’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant and the restricted stock vests over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2024 equity grants related primarily to 2023 performance. On January 17, 2024, Ms. Gaines’ salary for 2024 was set at $216,300 and her 2024 Incentive Plan bonus target payout was set at $375,000 based on the 2024 Incentive Plan described above.

Kevin C. Pascoe

On February 1, 2023, Mr. Pascoe’s salary for 2023 was set at $242,265 and his 2023 Incentive Plan bonus target payout was set at $450,000 based on the 2023 Incentive Plan described above. On February 17, 2023, the Company approved a grant to Mr. Pascoe of an option to purchase 25,500 shares of common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Pascoe’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On May 5, 2023, the Company granted to Mr. Pascoe 4,000 shares of restricted stock, which shares vest over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2023 equity grants related primarily to 2022 performance. Based on the 2023 results, on January 17, 2024, the Compensation Committee approved Mr. Pascoe’s 2023 incentive bonus of $450,000. On February 16, 2024, the Company also approved the grant of 3,000 shares of restricted stock and an option to purchase 25,500 shares of common stock at the closing price of our common stock on February 23, 2024 (the grant date). Mr. Pascoe’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant and the restricted stock vests over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2024 equity grants related primarily to 2023 performance. On January 17, 2024, Mr. Pascoe’s salary for 2024 was set at $249,532 and his 2024 Incentive Plan bonus target payout was set at $500,000 based on the 2024 Incentive Plan described above.

John L. Spaid

On February 1, 2023, Mr. Spaid’s salary for 2023 was set at $400,000 and his 2023 Incentive Plan bonus target payout was set at $400,000, based on the 2023 Incentive Plan described above. On February 17, 2023, the Company approved a grant to Mr. Spaid of an option to purchase 25,500 shares of common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Spaid’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On May 5, 2023, the Company granted Mr. Spaid 4,000 shares of restricted stock, which shares vest over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2023 equity grants related primarily to 2022 performance. Based on the 2023 results, on January 17, 2024, the Compensation Committee approved Mr. Spaid’s incentive bonus of $345,728. As noted above, on January 17, 2024, the Compensation Committee also approved a discretionary bonus of $54,272 for Mr. Spaid based on 2023 performance. On February 16, 2024, the Company also approved the grant of 3,000 shares of restricted stock and an option to purchase 25,500 shares of common stock at the closing price of our common stock on February 23, 2024 (the grant date). Mr. Spaid’s option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant and the restricted stock vests over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2024 equity grants related primarily to 2023 performance. On January 17, 2024, Mr. Spaid’s salary for 2024 was set at $420,000 and his 2024 Incentive Plan bonus target payout was set at $450,000 based on the 2024 Incentive Plan described above.

David L. Travis

On February 1, 2023, Mr. Travis’ salary for 2023 was set at $300,000 and his 2023 Incentive Plan bonus target payout was set at $225,000, based on the 2023 Incentive Plan described above. On February 17, 2023, the Company approved a grant to Mr. Travis of an option to purchase 25,000 shares of our common stock at the closing price of our common stock on February 24, 2023 (the grant date). Mr. Travis’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant. On May 5, 2023, the Company granted Mr. Travis 4,000 shares of restricted stock, which shares vest over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2023 equity grants related primarily to 2022 performance. Based on the 2023 results, on January 17, 2024, the Compensation Committee approved Mr. Travis’ 2023 incentive bonus of $201,171. As noted above, on January 17, 2024, the Compensation Committee also approved a discretionary bonus of $23,829 for Mr. Travis based on 2023 performance. On February 16, 2024, the Company approved the grant of 3,000 shares of restricted stock and an option to purchase 25,000 shares of common stock at the closing price of our common stock on February 23, 2024 (the grant date). Mr. Travis’ option vests one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant and the restricted stock vests over five years, with 20% vesting on each of the first five anniversaries of the date of grant. These 2024 equity grants related primarily to 2023 performance. On January 17, 2024, Mr. Travis’ salary for 2024 was set at $315,000 and his 2024 Incentive Plan bonus target payout was set at $275,000 based on the 2024 Incentive Plan described above.

Equity Ownership Requirements

The Company strongly encourages its officers to maintain significant equity ownership in the Company. The Company has not felt the need to adopt a formal policy on equity ownership because its management has historically held significant amounts of NHI common stock. As of March 28, 2024, each named executive officer, owned stock (excluding options) with a value at more than 6.4 times their annual base salary, except for Mr. Spaid who joined the Company in 2016 and Mr. Travis who joined the Company in 2020. As of March 28, 2024, Mr. Spaid owned stock (excluding options) with a value of over 2.7 times his annual base salary and Mr. Travis owned stock (excluding options) with a value of over 1.3 times his annual base salary.

Clawback Policy

On November 3, 2023, the Board adopted an Incentive Compensation Recovery Policy (the “Clawback Policy”), in compliance with the final rules adopted by the SEC and NYSE. Under the Clawback Policy, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (an “Accounting Restatement”), the Company will promptly recoup any erroneously awarded compensation received by each current or former executive officer covered by the Clawback Policy during an applicable three-year recovery period. “Erroneously awarded compensation” for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures. The Compensation Committee will determine, in its sole discretion, the timing and method for recouping such erroneously awarded compensation. In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy, but recovery under the Clawback Policy may be foregone under limited, specific circumstances as described in the Clawback Policy (where recovery would be impracticable because the third-party direct expense of recovery exceeds the amount to be recovered, recovery would violate certain identified laws, or recovery would cause an otherwise tax-qualified, broad-based plan to fail to continue to so qualify). The Company may not indemnify any such executive officer against the loss of such erroneously awarded compensation. Current executive officers covered by the Clawback Policy have acknowledged being subject to the Clawback Policy. To date, the Company has not been required to prepare an accounting restatement that required recovery recovery of erroneously awarded compensation pursuant to its Clawback Policy.

Role of Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine and recommend to the Board the amount of compensation given to each of the named executive officers. The Compensation Committee annually evaluates the performance of each of the named executive officers and determines compensation levels based on its performance evaluation. The Compensation Committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. The Compensation Committee also, among other things, approves our executive compensation plans and policies, and is responsible for administering our equity incentive plan. The CEO does make recommendations to the Compensation Committee relating to the compensation of executive officers who directly report to him, but the Compensation Committee has full autonomy in determining executive compensation.

The Compensation Committee specifically discussed and concluded that it does not believe our policies and practices of compensating our employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company because such policies and practices do not relate to risk management practices and risk-taking incentives. We generally take a conservative approach to managing our business. Although some risk-taking is necessary to manage and grow any business, we believe our compensation policies and practices do not encourage unnecessary or excessive risk-taking and do not promote short-term rewards for management decisions that could pose long-term risks to our Company. The Company’s say-on-pay proposal was approved by approximately 92% of the votes cast at the 2023 annual meeting of stockholders (excluding broker non-votes and abstentions). The Compensation Committee and the Board discussed the results of such stockholder vote and, given the significant level of stockholder support, the Compensation Committee did not materially revise the Company’s compensation policies and decisions relating to the named executive officers as a result of such vote. The Compensation Committee will continue to consider the outcome of stockholder votes and other stockholder feedback in making future compensation decisions for the named executive officers.

Tax and Accounting Considerations

The 2017 Tax Cuts and Jobs Act (the “Tax Act”) includes provisions that expand the tax deduction limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) for compensation paid to “Covered Employees”, including the named executive officers. Section 162(m) disallows an income tax deduction to any publicly-held corporation for compensation paid to certain executive officers that exceeds $1 million in any taxable year. The Tax Act expanded the definition of Covered Employees to include the Chief Financial Officer. Additionally, once an employee becomes a Covered Employee, they remain a Covered Employee regardless of future compensation levels. The Tax Act also removes the exception for “performance-based” compensation plans entered into or significantly modified after November 2, 2017. The Compensation Committee will periodically review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

2023 COMPENSATION TABLES

2023 Summary Compensation Table

The following table sets forth the compensation earned by the Chief Executive Officer and President, Chief Financial Officer, Chief Transaction Officer, Chief Investment Officer and Chief Accounting Officer at December 31, 2023, (collectively, the “named executive officers”) for their services in all capacities to the Company for the 2023, 2022 and 2021 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Comp. ($)(3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)(4)	Total ($)
D. Eric Mendelsohn CEO and President	2023	500,000	—	246,500	453,123	875,044	—	9,900	2,084,567
	2022	417,730	780,000	—	1,458,103	—	—	9,150	2,664,983
	2021	397,838	370,000	—	1,790,815	—	—	8,700	2,567,353
Kristin S. Gaines Chief Transaction Officer	2023	206,000	83,667	197,200	283,204	271,333	—	9,900	1,051,304
	2022	200,788	355,000	—	641,565	—	—	9,150	1,206,503
	2021	191,227	172,500	—	787,958	—	—	8,700	1,160,385
Kevin C. Pascoe Chief Investment Officer	2023	242,265	—	197,200	288,865	450,000	—	9,900	1,188,230
	2022	235,208	212,500	—	641,565	—	—	9,150	1,098,423
	2021	224,008	200,000	—	787,958	—	—	8,700	1,220,666
John L. Spaid Chief Financial Officer	2023	400,000	54,272	197,200	288,865	345,728	—	9,900	1,295,965
	2022	315,000	375,000	—	641,565	—	—	9,150	1,340,715
	2021	300,000	175,000	—	787,958	—	—	8,700	1,271,658
David L. Travis Chief Accounting Officer	2023	300,000	23,829	197,200	283,203	201,171	—	9,900	1,015,303
	2022	275,000	200,000	—	408,268	—	—	9,150	892,418
	2021	206,000	82,500	—	501,427	—	—	8,700	798,627

(1) The dollar value of the restricted stock grants is based on the grant date fair value. The grant date fair value is determined in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the grant date fair value, refer to the notes of NHI’s consolidated financial statements in its Annual Report on Form 10-K for the years ended December 31, 2023 as filed with the SEC. The grant date fair value does not represent cash received by the executive.
(2) The dollar value of the stock option grants is based on the grant date fair value. The grant date fair value is determined in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the grant date fair value, refer to the notes of NHI’s consolidated financial statements in its Annual Report on Form 10-K for the years ended December 31, 2023, 2022 and 2021, as filed with the SEC. The grant date fair value does not represent cash received by the executive.
(3) Represents the amount earned under the Incentive Plans described above and in each case was paid in February of the year following the reporting year.
(4) Represents employer contributions to NHI’s 401(k) Plan.

Grants of Plan-Based Awards in 2023

Name	Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)(1)	Maximum ($)
D. Eric Mendelsohn	2/1/2023	2/24/2023	—	845,000	—	—	40,000	54.73	$453,123
D. Eric Mendelsohn	2/27/2023	5/5/2023	—	—	—	5,000	—		$246,500
Kristin S. Gaines	2/1/2023	2/24/2023	—	355,000	—	—	25,000	54.73	$283,204
Kristin S. Gaines	2/27/2023	5/5/2023	—	—	—	4,000	—		$197,200
Kevin C. Pascoe	2/1/2023	2/24/2023	—	450,000	—	—	25,500	54.73	$288,865
Kevin C. Pascoe	2/27/2023	5/5/2023	—	—	—	4,000	—		$197,200
John L. Spaid	2/1/2023	2/24/2023	—	400,000	—	—	25,500	54.73	$288,865
John L. Spaid	2/27/2023	5/5/2023	—	—	—	4,000	—		$197,200
David L. Travis	2/1/2023	2/24/2023	—	225,000	—	—	25,000	54.73	$283,203
David L. Travis	2/27/2023	5/5/2023	—	—	—	4,000	—		$197,200
(1)Amounts represent 2023 Incentive Plan bonus target payout for 2023. The target payout amount is based on the executive achieving each anticipated bonus target described above. For each of Ms. Gaines, Mr. Pascoe, Mr. Spaid and Mr. Travis, the Target amount was also the maximum amount. Mr. Mendelsohn did not have a maximum amount. The actual 2023 Incentive Plan amounts paid in 2023 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2) Represents shares of restricted stock granted, which stock vests 20% on each of the first five anniversaries of the date of grant. Restricted stock is entitle to vote and eligible to receive dividends, however may not be sold until the restrictions lapse and are forfeited if the recipient leaves the Company prior to the vesting date.
(3) The grant date fair value is determined in accordance with ASC Topic 718 and does not represent cash received by the named executive officers in 2023.

2023 Option Exercises and Stock Vested at Fiscal Year-End

No options were exercised and no stock vested during 2023.

2023 Outstanding Equity Awards at Fiscal Year-End

	Options Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
D. Eric Mendelsohn	83,334	—	79.96	2/21/2024	5,000	279,250
	125,000	—	90.79	2/21/2025	—	—
	125,000	—	69.20	2/25/2026	—	—
	83,332	41,668	53.41	2/25/2027	—	—
	13,333	26,667	54.73	2/24/2028	—	—
Kristin S. Gaines	55,000	—	79.96	2/21/2024	4,000	223,400
	55,000	—	90.79	2/21/2025	—	—
	55,000	—	69.20	2/25/2026	—	—
	36,666	18,334	53.41	2/25/2027	—	—
	8,333	16,667	54.73	2/24/2028	—	—
Kevin C. Pascoe	18,334	—	79.96	2/21/2024	4,000	223,400
	55,000	—	90.79	2/21/2025	—	—
	55,000	—	69.20	2/25/2026	—	—
	18,333	18,334	53.41	2/25/2027	—	—
	8,500	17,000	54.73	2/24/2028	—	—
John Spaid	47,500	—	79.96	2/21/2024	4,000	223,400
	55,000	—	90.79	2/21/2025	—	—
	55,000	—	69.20	2/25/2026	—	—
	36,666	18,334	53.41	2/25/2027	—	—
	8,500	17,000	54.73	2/24/2028	—	—
David L. Travis	7,500	—	53.76	5/1/2025	4,000	223,400
	35,000	—	69.20	2/25/2026	—	—
	23,332	11,668	53.41	2/25/2027	—	—
	8,333	16,667	54.73	2/24/2028	—	—
(1)All options granted to the named executive officers vest one-third on the date of grant and one-third on each of the first and second anniversary of the date of grant.
(2) All restricted stock granted to the named executive officers vest 20% on each of the first five anniversaries of the date of grant.
(3) Market value calculated using the closing market price of the Company’s common stock on December 29, 2023 of $55.85.

Potential Payments upon Termination or Change-in-Control

Effective February 15, 2019, the Company and Mr. Mendelsohn entered into an amended and restated employment agreement (the “Amended Agreement”). The Amended Agreement had an initial term until December 31, 2020 and automatically renews each year unless 90 days’ notice of intention not to renew is given by either party. The Amended Agreement provided an initial base salary of $350,000, which is reviewed annually and is subject to adjustment according to the Company’s policies and practices, and provides a discretionary bonus, as well as an Incentive Plan which is driven by the Company’s adjusted funds from operations, which was changed to Normalized FAD in 2021, and recurring dividend growth. In February 2023, the Incentive Plan was amended as described above. The Amended Agreement also provides that Mr. Mendelsohn is subject to a 24-month non-compete and non-solicitation period following termination of his employment. The Amended Agreement further provides that if his employment is terminated due to a Without Cause Termination or Constructive Discharge (each as defined in the Amended Agreement), the Company will pay Mr. Mendelsohn a monthly fee equal to his then current base salary divided by 12 for up to 24 months provided Mr. Mendelsohn has not accepted new employment. If Mr.

Mendelsohn had been terminated pursuant to a Without Cause Termination or a Constructive Discharge on December 29, 2023, Mr. Mendelsohn would have been entitled to severance payments equal to $41,666.67 a month up to a maximum of $1,000,000, provided that Mr. Mendelsohn did not become employed during that 24-month period. There is no provision in Mr. Mendelsohn’s employment agreement regarding a change in control, only the above described Without Cause Termination and Constructive Discharge. None of the other executive officers have employment agreements.

At December 29, 2023, each of the named executive officers held unvested options as reflected in the following table. The 2012 Stock Option Plan and the 2019 Plan provide that a dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding option to accelerate. Thus, if such an event had occurred at December 29, 2023, each of the named executive officers would have received the value reflected in the table based on the number of unvested options would have vested upon such event multiplied by the difference between the exercise price of such unvested options and $55.85, the closing market price of the Company’s common stock on December 29, 2023.

Named Executive Officer	Unvested Options	Value upon Vesting
D. Eric Mendelsohn	68,334	$131,534.52
Kristin S. Gaines	35,001	$63,402.00
Kevin C. Pascoe	35,334	$63,774.96
John L. Spaid	35,334	$63,774.96
David L. Travis	28,335	$47,136.96

Change in Control Severance Agreements

On February 26, 2024, we entered into a Change in Control Severance Agreement (a “CIC Severance Agreement”) with each of the named executive officers. Each CIC Severance Agreement provides that, subject to the executive’s executing and not revoking a general release of claims and in lieu of any severance under any other agreement or arrangement, in the event the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within two years following a “Change in Control” or is terminated without “Cause” within 30 days prior to a “Change in Control” (each term, as defined in the CIC Severance Agreement), the executive will be entitled to receive the following: (1) a lump sum cash payment equal to a multiple (2.0 times for Mr. Mendelsohn and 1.5 times for the other executives) of the average of the executive’s annual base salary and bonus for the most recent five consecutive calendar years (or, if employed by the Company for less than five calendar years, for such number of full calendar years); (2) a lump sum cash payment equal to the greater of the executive’s target annual bonus and annual bonus that would have been earned based on performance through the termination, pro-rated for actual days of service during the performance period; (3) a lump sum cash payment, on an after-tax basis, equal to the full cost of continued COBRA coverage for the executive and the executive’s spouse and dependents (as applicable) for 18 months; and (4) accelerated vesting of all equity or equity-based incentive awards subject solely to time-based vesting.

The CIC Severance Agreements include (i) non-competition restrictions during the executive’s employment and, if severance benefits are payable pursuant to the CIC Severance Agreement, for 12 months thereafter, and (ii) confidentiality restrictions during the executive’s employment and thereafter. In addition, if any payment or benefit pursuant to the CIC Severance Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the largest amount that would not result in such excise tax, if and only if such reduction would result in the executive’s receipt of greater net after-tax proceeds. Since these agreements were entered into in 2024, no payments would have been made under such agreements to any of the named executive officers if a change in control had occurred on December 29, 2023.

Pay Ratio Disclosure

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires reporting companies to disclose the ratio of the annual compensation of the company's median employee to the annual compensation of its principal executive officer.

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. For 2023, the total compensation of our CEO as reported in the Summary Compensation

Table was $2,084,567 and for the median employee was $174,444. The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2023 was approximately 12 to 1.

Our CEO to median pay ratio is calculated in accordance with SEC requirements pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2023 total compensation for our 28 individual employees, excluding our CEO, who were employed by us on December 1, 2023, the first day of the last month of our fiscal year. We did not make any assumptions, adjustments or estimates with respect to total compensation. We believe the total compensation for all employees is a consistently applied compensation measure.

After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure

In accordance with rules adopted by the SEC to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEO named executive officers (“NEO”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Normalized Funds Available for Distribution ($ Millions)[5]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	2,084,567	1,981,719	1,137,701	1,073,457	88.93	113.54	134	188
2022	2,664,983	1,839,729	1,134,515	799,629	77.75	99.82	66	201
2021	2,567,353	2,103,364	1,112,834	937,282	80.40	132.23	112	209
2020	1,789,030	3,117,622	718,720	1,149,376	90.97	92.43	185	240

1 D. Eric Mendelsohn was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are Kristin S. Gaines, Kevin C. Pascoe, John L. Spaid, and David L. Travis.

2 The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3 Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table. Neither the PEO nor the Non-PEO NEOs are accruing benefits under a pension plan for services rendered in the covered years, and therefore no additions are required for pension plan service cost in determining Compensation Actually Paid.

Year	Summary Compensation Table Total for PEO	Exclusion of Stock Awards and Option Awards for PEO	Inclusion of Equity Values for PEO	Compensation Actually Paid to PEO
	($)	($)	($)	($)
2023	2,084,567	(699,623)	596,775	1,981,719

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
	($)	($)	($)	($)
2023	1,137,701	(483,234)	418,990	1,073,457

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO	Total - Inclusion of Equity Values for PEO
	($)	($)	($)	($)	($)	($)	($)
2023	471,484	(36,494)	94,478	67,307	—	—	596,775

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
	($)	($)	($)	($)	($)	($)	($)
2023	347,026	(14,598)	59,640	26,922	—	—	418,990

4 The Peer Group TSR set forth in this table utilizes the MSCI US REIT index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the MSCI US REIT Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5 We determined Normalized Funds Available for Distribution (“Funds Available for Distribution”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023. See page 18 under 2023 Incentive Plan for a description of Normalized Funds Available for Distribution and how it is calculated. This performance measure may not have been the most important financial performance measure for years 2022, 2021 a nd 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years, and the MSCI US REIT Index TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
4
3
3
2
2
1
1
0
TSR (12/31/2019 Indexed to $100)
$140
$120
$100
$80
$60
$40
$20
$0
3.1
1.1
2.1
0.9
1.8
0.8
2.0
1.1
100.00
90.97
80.40
77.75
88.93
92.43
132.23
99.82
113.54
2019
2020
2021
2022
2023
Fiscal Year
D. Eric Mendelsohn Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
National Health Investors, Inc. TSR
MSCI US REIT Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
4
3
3
2
2
1
1
0
Net Income ($ Millions)
200
180
160
140
120
100
80
60
40
20
0
3.1
1.1
185
2.1
0.9
112
1.8
0.8
66
2.0
1.1
134
2020
2021
2022
2023
Fiscal Year
D. Eric Mendelsohn Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
National Health Investors, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Funds Available for Distribution

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Funds Available for Distribution during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Funds Available for Distribution

4
3
3
2
2
1
1
0
Compensation Actually Paid ($ Millions)
300
250
200
150
100
50
0
Funds Available for Distribution ($ Millions)
3.1
1.1
240
2.1
0.9
209
1.8
0.8
201
2.0
1.1
188
2020
2021
2022
2023
Fiscal Year
D. Eric Mendelsohn Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Funds Available for Distribution

List of Most Important Financial Performance Measures

The financial performance measures that the Company considers to have been the most important link to compensation actually paid to our PEO and other NEOs for 2023 to Company performance.

•Normalized FAD increases
•Normalized FAD payout ratio
•New investment yield
•SHOP revenue increases
•Deferral collections

These measures are not ranked. In addition to the financial performance measures listed above, we view our stock price, upon which the value of all of our long-term incentive awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently has two stock incentive plans, the 2012 Stock Incentive Plan, as amended (the “2012 Plan”) and the 2019 Plan, (together with the 2012 Plan, the “Plans”). At the 2023 annual meeting, the Company’s stockholders approved an amendment and restatement to our original 2019 Stock Incentive Plan, primarily to increase the aggregate number of shares authorized for issuance under the 2019 Plan by 3,000,000 shares to 6,000,000 shares of common stock and to authorize the Company to issue restricted stock and restricted stock units (“RSU’s) under the 2019 Plan.

The 2019 Plan permits the issuance of equity-based awards, including options (including stock options that qualify as incentive stock options for U.S. federal income tax purposes), stock appreciation rights, restricted stock and RSUs.

The Compensation Committee determines when equity awards become exercisable or vest. The means of payment for shares issued upon exercise of an option will be specified in each award agreement. Under the Plans, the exercise price and any tax withholding resulting from any award may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise or vesting, including from the shares issuable under the award, or in any combination thereof, as determined by the Compensation Committee. In addition, the Compensation Committee may permit a participant to elect to pay the exercise price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price. For non-qualified stock options, stock received upon the exercise of stock appreciation rights and stock received upon the vesting of restricted stock, the option holder or stock recipient must also pay the Company, at the time of purchase or vesting, the amount of federal, state, and local withholding taxes required to be withheld by the Company, which amount can be withheld by reducing the number of shares issued by the number of shares with a fair market value equal to the amount required to be withheld.

The federal income tax consequences to the Company, its affiliates and their employees of awards under the Plans are complex and subject to change. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option or restricted stock. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.

Non-qualified stock options granted under the Plans do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

If a stock award is subject to restrictions, the grantee generally will not recognize compensation income at the time of the award, but will instead recognize compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse. A grantee may elect (by filing a so-called “Section 83(b)” election with the Internal Revenue Service within 30 days of the receipt of the shares) to instead recognize compensation income at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to a tax deduction for the amount of previously recognized compensation income. He or she will be entitled to a capital loss for the amount paid, if any, for the shares. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

At March 28, 2024, there were no shares available for grant under the 2012 Plan and 3,643,168 shares available for grant under the 2019 Plan. At March 28, 2024, there were options to purchase 317,500 shares of common stock outstanding under the 2012 Plan and 2,258,834 shares of common stock subject to outstanding awards (option and restricted stock) under the 2019 Plan.

The following table provides aggregate information as of December 31, 2023, with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,447,171	$68.80	4,074,168
Equity compensation plans not approved by security holders	N/A	N/A	N/A

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

At the 2023 annual meeting of stockholders, stockholders ratified the Audit Committee’s selection of BDO as the independent registered public accounting firm for the 2023 fiscal year. BDO was engaged to review the condensed consolidated financial statements set forth in NHI’s Quarterly Report on Form 10-Q for each of the first three quarters of 2023 and to audit the Company’s consolidated financial statements and effectiveness of internal control over financial reporting as of December 31, 2023, set forth in NHI’s Annual Report on Form 10-K for the year ended December 31, 2023. Our Company’s management has the primary responsibility for the preparation of the financial statements, effectiveness of internal control over financial reporting, and the periodic filings with the SEC.

The responsibility of BDO is to express an opinion on the conformity of the Company's audited consolidated financial statements with GAAP, and to express an opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and their reports dated February 20, 2024 expressed unqualified opinions thereon.

The aggregate professional fees billed by BDO for each of the following categories of services for the past two years are set forth below:

	2023	2022
Audit Fees(1)	$910,544	$1,199,808
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
(1) Fees for services related to the audit of the Company’s consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company’s unaudited interim consolidated financial statements, review of SEC comment letters, and consultation on significant accounting matters of $804,349 and $1,199,808, respectively, for 2023 and 2022, and fees in connection with the Company’s registration statements and comfort letters for offerings in 2023 and 2022 of $106,195 and $0, respectively.

The Audit Committee exercised its responsibility to pre-approve all services provided by BDO within the categories listed above. The Audit Committee delegates to the Chairperson of the Audit Committee the authority to pre-approve fees for services to be provided by BDO until a formal annual audit plan and fee estimate is presented to the Audit Committee for review and approval at a regularly scheduled meeting of the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, the Company’s Compensation Committee consisted of Mr. Webb, Mr. Robert Adams, Mr. Jobe, Mr. McCabe and Ms. Swafford. None of the members of the Compensation Committee have ever been officers or employees of the Company, although Mr. Robert Adams and Ms. Swafford were employees of NHC when NHC served as the Company’s Investment Advisor from 1991 through October 2004. No interlocking relationship exists between the members of the Company’s Board or Compensation Committee and the Board or Compensation Committee of any other company. Mr. McCabe is the chairperson of Pinnacle Financial Partners and the Company has a banking relationship with Pinnacle and Mr. Robert Adams is the non-executive chairperson of NHC both as described under “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

National HealthCare Corporation

As of December 31, 2023, we leased three independent living facilities and 32 skilled nursing facilities to NHC (four of which are subleased to other parties for whom the lease payments are guaranteed to us by NHC). Effective September 1, 2022, we amended the master lease dated October 17, 1991, concurrently with the sale of a portfolio of seven skilled nursing facilities to increase the annual base rent due each year through the expiration of the master lease on December 31, 2026. There are two additional five-year renewal options at a fair rental value as negotiated between the parties.

The annual base rent prior to the amendment was $30.8 million and was increased to $34.3 million for the year ended December 31, 2022, with credit given for rent paid in 2022 related to the sold portfolio. In addition to the base rent, NHC will continue to pay any additional rent and percentage rent as required by the master lease. Under the terms of the amended lease, the base annual rent escalates by 4% of the increase, if any, in each facility’s annual revenue over a 2007 base year. We refer to this additional rent component as “percentage rent.”

Of our total revenues, $37.3 million (12%), $36.9 million (13%) and $37.7 million (12%), in 2023, 2022, and 2021, respectively, were derived from NHC.

The Chairperson of our Board is also a director on NHC’s board of directors and another of our directors is the chairperson of the NHC’s board of directors. As of December 31, 2023, NHC owned 1,630,642 shares of our common stock.

Pinnacle Financial Partners

We have a primary banking relationship with Pinnacle National Bank (“Pinnacle”). NHI’s local banking transactions are conducted primarily through Pinnacle, the largest bank in the Nashville market area. Mr. McCabe, one of our directors, is chairman of the board of directors of Pinnacle and, based upon the advice of our legal counsel, our banking relationship with Pinnacle is not prohibited by law or regulation.

    In addition, Pinnacle participates in our senior unsecured credit facility. The credit facility is provided by Wells Fargo, as Administrative Agent, the Swingline Lender and the Issuing Bank, with Pinnacle as a participating bank. Pursuant to the credit agreement related to this credit facility, Pinnacle committed to fund a maximum of $60.0 million of the credit facility. Our Board has reviewed these relationships between the Company and Pinnacle and determined that Mr. McCabe remains an independent director in compliance with the NYSE rules.

Policy Regarding Related Party Transactions

The Company has a policy that any related party transaction must be reviewed and approved by the Audit Committee of the Board. This related party policy is in writing and is a part of the Restated Audit Committee Charter which is published on our website. The Audit Committee applies this policy to any transaction, arrangement or relationship in which NHI or any of its subsidiaries or affiliates is a participant and the amount involved exceeds $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) (each of whom we refer to as a “related party”) has a direct or indirect material interest. Any transactions between NHI and its officers, directors and affiliates will be on terms as favorable to NHI as can be obtained from unaffiliated third parties.

BENEFICIAL OWNERSHIP

    The following information is based upon filings made by the persons or entities identified below with the SEC. Except as set forth below, on the Record Date, no person was known to us to own beneficially more than 5% of the outstanding common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,146,334	(1)	14.15%
Common Stock	BlackRock Inc. 50 Hudson Yards New York, NY 10001	4,351,327	(2)	10.02%
(1) Based solely on the information in Amendment Number 17 to Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc., which has shared voting power with respect to 67,905 shares, sole dispositive power with respect to 6,032,115 shares and shared dispositive power with respect to 114,229 shares.
(2) Based solely on the information in Schedule 13G filed with the SEC on January 8, 2024 by BlackRock, Inc., which has sole voting power with respect to 4,201,002 shares and sole dispositive power with respect to 4,351,327 shares.
(3) The percentages shown are based on 43,424,841 shares of common stock outstanding as of the Record Date.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows the beneficial ownership, reported to us as of the Record Date, of our common stock of each director, each director nominee and each executive officer listed in the table below, and of the directors and executive officers as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	W. Andrew Adams	1,125,846	(2)	2.59%
Common Stock	Robert A. McCabe, Jr.	116,148	(3)	*
Common Stock	Robert T. Webb	200,339	(4)	*
Common Stock	James R. Jobe	110,479	(5)	*
Common Stock	Charlotte Swafford	180,185	(6)	*
Common Stock	Robert G. Adams	620,579	(7)	1.43%
Common Stock	Tracy M. J. Colden	45,000	(8)	*
Common Stock	D. Eric Mendelsohn	469,255	(9)	1.07%
Common Stock	Kristin S. Gaines	241,608	(10)	*
Common Stock	Kevin C. Pascoe	212,060	(11)	*
Common Stock	John L. Spaid	208,780	(12)	*
Common Stock	David L. Travis	109,499	(13)	*
Common Stock	All Directors and Executive Officers as a group - 12 persons	3,639,778	(14)	8.08%
* Less than 1%
(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. The percentages shown are based on 43,424,841 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of the Record Date.
(2) Includes options to purchase 95,000 shares of common stock and 11,707 shares of common stock owned by Mr. W. A. Adams’ spouse, 842,139 shares owned by three trusts for which Mr. Andrew Adams is a trustee and 177,000 shares which are owned by a private foundation of which he is a director.
(3) Includes options to purchase 95,000 shares of common stock.
(4) Includes options to purchase 95,000 shares of common stock and 42,000 shares owned by Mr. Webb’s spouse.
(5) Includes options to purchase 95,000 shares of common stock, 14,979 shares owned jointly with Mr. Jobe’s spouse and 500 shares held in an individual retirement account. Mr. Jobe has shared voting and dispositive powers with respect to 14,979 of the listed shares.
(6) Includes options to purchase 70,000 shares of common stock and 110,185 shares owned by a trust for which Ms. Swafford is a co-trustee. Ms. Swafford has shared voting and dispositive powers with respect to 110,185 of the listed shares
(7) Includes options to purchase 70,000 shares of common stock and 180,548 shares owned by two trusts for which Mr. R. Adams is the trustee and 330,031 shares owned by two limited partnerships controlled by Mr. R. Adams. Also includes 40,000 shares owned by a private foundation.
(8) Includes options to purchase 45,000 shares of common stock.
(9) Includes options to purchase 414,999 shares of common stock and 8,000 shares of restricted stock.
(10) Includes options to purchase 189,999 shares of common stock and 7,000 shares of restricted stock. Of these shares, 33,921 are pledged by Ms. Gaines as security for a loan.
(11) Includes options to purchase 172,167 shares of common stock and 7,000 shares of restricted stock.
(12) Includes options to purchase 190,500 shares of common stock and 7,000 shares of restricted stock
(13) Includes options to purchase 102,499 shares of common stock and 7,000 shares of restricted stock.
(14) Includes options to purchase 1,635,164 shares of common stock and 36,000 shares of restricted stock.

PROPOSAL 2 ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The Company is asking its stockholders to indicate their support for its named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the compensation paid to the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the Company’s philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2024 Annual Meeting of

Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We believe that our executive compensation is designed to reward our officers for the Company’s performance as a whole and for each officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our stockholders. The annual Incentive Plan is designed to focus management attention on key operational goals for the current fiscal year which are significantly tied to the Company’s achievement of normalized adjusted funds available for distribution and recurring dividend payment goals. We believe that these goals are aligned with the interests of our stockholders.

The above resolution will be deemed approved if it receives the affirmative vote of the holders of a majority of the votes cast on this proposal at the Meeting. The “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board. However, the Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, will consider the stockholders’ concerns and the Board and Compensation Committee will evaluate whether any actions are necessary to address those concerns. At the Company’s 2023 Annual Meeting of Stockholders, a majority of the votes cast on an advisory basis were voted in favor of conducting a say-on-pay vote annually, and NHI presently intends to conduct a say-on-pay vote annually until the next required vote on the frequency of say-on-pay votes. NHI has held an annual advisory say-on-pay vote since 2011. If a proxy does not specifically instruct the proxy holder to vote against the approval of our executive compensation, your proxy holder intends to vote for the approval of the above resolution.

The Board Recommends a Vote “For” Approval, on an Advisory Basis, of the Compensation Paid to Our Named Executive Officers as Disclosed in This Proxy Statement as Provided in Proposal 2.

PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Although a stockholder vote is not required, the Board submits this accounting firm for approval by the stockholders as a matter of good corporate governance. BDO has audited the Company’s consolidated financial statements since 2004, and has also provided the required Sarbanes-Oxley §404 attestation.

The affirmative vote of the holders of a majority of the votes cast on this proposal at the Meeting is required for the ratification of the Audit Committee’s selection of BDO as our independent registered public accounting firm. If the stockholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. The Audit Committee retains the power to select another firm as the independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company’s stockholders in the event the Audit Committee determines that the best interests of the Company warrant a change of its independent registered public accounting firm. If a proxy does not specifically instruct the proxy holder to vote against the ratification of BDO as our independent registered public accounting firm, your proxy holder intends to vote for the ratification of BDO.

Representatives of BDO are expected to be present at the Meeting and will be given the opportunity to address the stockholders and respond to questions.

The Board Recommends a Vote “For” the Ratification of the Selection of BDO USA, P. C. As Our Independent Registered Public Accounting Firm for 2024 as Provided in Proposal 3.

VOTING AND MEETING INFORMATION

The accompanying proxy is solicited by the Board to be voted at the Meeting to be held on Wednesday, May 22, 2024, commencing at 1:00 pm CDT and at any continuance or postponement of the Meeting. The Meeting will be a hybrid meeting held both virtually and in person. Stockholders and guests desiring to attend the Meeting in person, can attend at The View at Fountains, 1500 Medical Center Parkway, Suite 1D, Murfreesboro, Tennessee 37129. Stockholders desiring to attend virtually can log in to www.virtualshareholdermeeting.com/NHI2024. Stockholders attending virtually will have two options: You can join as a “Stockholder” or you can join as a “Guest.” If you join as a “Stockholder,” you must enter the 16-digit control number found on your proxy card or the Notice you received. Once properly admitted to the Meeting, as “Stockholders”, all stockholders of record as of the Record Date will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting platform. An individual interested in attending the Meeting virtually who does not have a control number or who is not a stockholder may attend the Meeting as a guest but will not have the option to ask questions or participate in the vote. Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/NHI2024 beginning at 12:30 pm CDT on May 22, 2024. The technical support offered through this service is designed to address difficulty related to the virtual meeting platform. It is recommended that you contact your broker should you be unable to locate your control number. It is anticipated that this proxy statement and the form of proxy card solicited on behalf of our Board will be filed with the SEC and an accompanying Notice mailed to our stockholders beginning on April 4, 2024.

It is the Company’s desire to conduct a safe and informative Meeting. In that interest, NHI intends to observe the Rules of Conduct made available at the Meeting. Any deliberate violation of these Rules of Conduct or an attempt to disrupt the Meeting will be considered cause for expulsion from the Meeting or the question-and-answer session. The Chairperson of the Board, or other presiding officer of the Meeting, will exercise his judgment on any procedural matters not addressed in the Rules of Conduct.

Why am I receiving the Notice or this proxy statement and proxy card?

You are receiving the Notice by mail or this proxy statement and proxy card because you own shares of National Health Investors, Inc. common stock. As permitted by the SEC, we are making this proxy statement and our 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) available to our stockholders electronically via the Internet. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review on the Internet all of the important information contained in the proxy statement and the 2023 Annual Report. The Notice also instructs you how to submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

This proxy statement describes matters on which you are entitled to vote at the Meeting. When you vote by proxy, you appoint D. Eric Mendelsohn, the Company’s CEO, and John L. Spaid, the Company’s Chief Financial Officer, or either of them, as your representative at the Meeting. Mr. Mendelsohn and Mr. Spaid will vote your shares at the Meeting as you have instructed on the proxy. This way, your shares will be voted even if you cannot attend the Meeting.

If your shares are not voted by proxy at the Meeting, by mail or telephone or on the Internet, they cannot be voted on your behalf. Even if you expect to attend the Meeting, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or the instructions in your Notice, or complete, sign and date the enclosed proxy card and return it promptly.

Who is soliciting my proxy and who is paying the cost of the solicitation?

The Company’s Board is providing you this proxy statement in connection with its solicitation of proxies for use at the Meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or on a remote basis during the Meeting. The Company will pay for the costs of solicitation. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to the beneficial owners of our common stock. We utilize the services of Broadridge Financial Solutions Inc. to disseminate our proxy materials at an estimated cost of $155,000.

What am I voting on?

At the Meeting you will be asked to vote on three proposals: The first proposal is the re-election of three directors to serve a three-year term on the Company’s Board. The second proposal is a non-binding advisory vote on executive compensation. The third proposal is the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for 2024.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date, Thursday, March 28, 2024, are entitled to notice of and to vote at the Meeting or any continuance or postponement thereof. We have no class or series of shares currently outstanding other than our common stock. Each holder of shares of our common stock is entitled to one vote per share on all matters properly brought before the Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

How do I vote?

You may vote your shares either at the Meeting, or by proxy by mail or telephone, or on the Internet. If you duly execute and return the enclosed proxy card or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided, or follow the instructions for voting by proxy on the Internet or by telephone, which may be found in the proxy voting instructions included in the Notice or on the proxy card.

If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares at the Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Shares held in street name may also be eligible for Internet or telephone voting.

Stockholders of record will be able to attend and vote at the Meeting either virtually or in person. To attend virtually go to www.virtualshareholdermeeting.com/NHI2024. Once properly admitted to the Meeting as a “Stockholder”, you will be able to vote your shares by following the instructions that will be available on the virtual meeting platform. “Street name” stockholders who wish to vote at the Meeting may gain access to the Meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the stockholder communications mailbox to link through to the Meeting. Instructions should also be provided on the voting instruction card provided by your broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card or otherwise provide a proxy?

If your shares are registered in your name and you do not return your proxy card or do not vote at the Meeting or otherwise provide a proxy by telephone or the Internet, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you on certain matters. Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as the election of directors and executive compensation proposals.

Can I change my vote after I submit my proxy?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing either a written notice of revocation or properly submitting another proxy bearing a later date (either by mail or telephone or on the Internet). The powers of the proxy holders will be suspended if you attend the Meeting and inform the Corporate Secretary prior to the opening of the polls that you wish to revoke or replace your proxy. Your attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Company at or prior to the Meeting.

How many votes are needed to hold the Meeting?

As of the Record Date, the Company had a total of 43,424,841 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the Record Date (a quorum) must be present at the Meeting in order to hold the Meeting and conduct business. Shares are counted as present at the Meeting if: (a) a stockholder attends and votes his or her shares at the Meeting; (b) a stockholder has properly submitted a proxy, even if the stockholder marks abstentions on the proxy; or (c) a broker or nominee has properly submitted a proxy, even if the broker indicates that it does not have discretionary authority to vote on one or more matters because the beneficial owner of the shares has not given the broker or nominee specific voting instructions (a “broker non-vote”). A share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the Meeting.

What is the Board’s recommendation and how will my shares be voted?

The Board recommends a vote (1) FOR the election of Mr. Mendelsohn, Ms. Swafford and Mr. Webb as directors of NHI; (2) FOR approval of the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement; and (3) FOR ratification of the Audit Committee’s selection of BDO USA, P. C. as our independent registered public accounting firm for the year ending December 31, 2024. If a proxy is properly submitted in time for the Meeting, your shares will be voted in accordance with the choices specified on your proxy. If you properly submit a proxy, but do not specify a choice, the persons named as the proxy holder on the proxy will vote as recommended by the Board. If a broker submits a proxy that indicates that the broker does not have discretionary authority to vote on one or more matters as to certain shares, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as entitled to vote or as votes cast with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum, but are not considered votes cast with respect to the tabulations of votes cast on proposals presented to stockholders. The vote on each proposal is tabulated separately.

What vote is required to elect a director at the Meeting?

Our Bylaws provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will be a plurality of votes cast.

What happens if a director nominee fails to receive a majority vote in an uncontested election at the Meeting?

In accordance with our Bylaws, the Board will nominate for election or re-election as a director only candidates who agree to promptly tender, following a failure to receive the required vote for election or re-election at the next annual meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation.

If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, the Nominating and Corporate Governance Committee will act to recommend to the Board whether to accept the director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Nominating and Corporate Governance Committee’s recommendation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC. Any director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Can I vote on other matters or submit a proposal to be considered at the Meeting?

The Company has not received timely notice of any stockholder proposals pursuant to Rule 14a-8 under the Exchange Act to be considered at the Meeting. Stockholders may submit matters for a vote without inclusion in this proxy statement only in accordance with the advance notice provision of the Bylaws. The Company does not intend to present any other business at the Meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement, as the date specified in the Bylaws for advance notice of proposals by stockholders has passed. If any other matters properly come before the Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the Board may recommend, or in their discretion, in each case to the extent permitted under the U.S. securities laws.

It is contemplated that the Company’s 2025 annual meeting of stockholders will take place in May 2025. Stockholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act if such proposals are received by the Company before the close of business on December 5, 2024 and otherwise comply with the requirements of Rule 14a-8. For stockholders seeking to present a proposal at the 2025 annual meeting without inclusion of such proposal in the Company’s proxy materials, notice thereof must be provided to the Corporate Secretary of the Company and, in order to be timely, must be delivered to, or mailed and received at the principal executive offices of the Company by February 21, 2025, but not before January 22, 2025. Such notice must meet the informational and other requirements set forth in the Bylaws. The presiding officer at the annual meeting may, if the facts warrant, determine that any such business was not properly brought before the meeting and so declare to the meeting, in which case such business shall not be transacted.

Can I nominate an individual to serve as a director?

If you wish to nominate an individual for election as a director at the 2025 annual meeting of stockholders, our Bylaws require that you deliver timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to each proposed nominee setting forth the background and qualifications of such proposed nominee (which questionnaire will be provided by the Corporate Secretary of the Company upon written request), the proposed nominee’s written consent to nomination and the additional information required by, and must meet the other requirements as set forth in our Bylaws. For a stockholders’ notice to the Corporate Secretary to be timely under our Bylaws, it must be delivered to or mailed and received at our principal executive offices by February 21, 2025, but not before January 22, 2025. In addition to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees in connection with the 2025 annual meeting of stockholders must provide notice to the Company in accordance with, and that sets forth the information required by, Rule 14a-19 under the Exchange Act no later than March 21, 2025.

Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?

There are no rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon pursuant to this proxy statement

STOCKHOLDER COMMUNICATIONS

How can stockholders communicate with the Company’s executive officers and Board?

The Board has created the “NHI EthicsPoint” program in order to enable interested parties to communicate with (on a non-identifiable basis if so desired) NHI executive officers, independent directors (including the independent directors as a group), and the NHI Board. The NHI EthicsPoint toll free number is 877-880-2974 and is answered by an independent contractor who transmits the communication to the Company’s Corporate Secretary and establishes a date by which the caller can obtain a response to the communication, if so requested. The Corporate Secretary will forward any inquiries to or about executive officers or directors to the Chairperson of the Nominating and Corporate Governance Committee. The Corporate Secretary of the Company will coordinate any necessary communication and response.

ADDITIONAL INFORMATION

Does the Company provide additional information on its website?

    The NHI website (www.nhireit.com) provides information on the Company, including all public filings (e.g. Form 10-Qs, Form 10-Ks, Statements of Beneficial Ownership, Form 8-Ks, etc). We also maintain the following documents on the website:

*    Corporate Governance Guidelines
*    Restated Audit Committee Charter
*    Compensation Committee Charter
*    Nominating and Corporate Governance Committee Charter
*    EthicsPoint Information
*    NHI Code of Business Conduct and Ethics (the “NHI Code”)

The NHI Code has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any material amendments or waivers to the NHI Code. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last two years can be accessed through our website’s press release page. The website is updated regularly for any SEC filings and press releases. The contents of the website are not incorporated into this proxy statement.

How We Count The Votes

*    A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Corporate Secretary who will determine whether or not a quorum is present.

*    Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. As a result, abstentions will not have any effect on the voting results with respect to any of the Proposals.

*    If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be considered as present, but not entitled to vote with respect to that matter. Accordingly, a “broker non-vote” will count towards the establishment of a quorum, but once a quorum is established for the Meeting, will have no effect on the outcome of the proposals as broker non-votes will not be counted as votes cast on such matters.

*    The affirmative vote of the holders of a majority of the votes cast on each proposal at the Meeting is required for the election of each director nominee in Proposal 1 and the approval of Proposal 2 and Proposal 3.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for the Notice or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials, as applicable, addressed to those stockholders. This practice, which is commonly referred to as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. NHI and some brokers household the Notice or the proxy materials unless contrary instructions have been received from the affected stockholders. NHI will promptly deliver, upon oral or written request, a separate copy of the Notice or this proxy statement and 2023 Annual Report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to NHI via the following means of communication: by mail at 222 Robert Rose Drive Murfreesboro, Tennessee 37129, Attention: Investor Relations, by e-mail to investorrelations@nhireit.com or by telephone at (615) 890-9100. You may also contact the above if you (and other stockholders sharing the same address) are receiving multiple copies of the Notice or proxy materials and wish to receive only one copy.

APPENDIX A

Reconciliation of FFO, Normalized FFO and Normalized FAD
(unaudited, $ in thousands, except share and per share amounts)
	Years Ended
	December 31,
	2023	2022
Net income attributable to common stockholders	$135,597	$66,403
Elimination of certain non-cash items in net income:
Real estate depreciation	69,436	70,734
Real estate depreciation related to noncontrolling interests	(1,585)	(1,393)
Gains on sales of real estate, net	(14,721)	(28,342)
Impairments of real estate	1,642	51,555
NAREIT FFO attributable to common stockholders	190,369	158,957
(Gain) loss on operations transfer, net	(20)	710
Portfolio transition costs, net of noncontrolling interests	—	426
Gain on note receivable payoff	—	(1,113)
Loss on early retirement of debt	73	151
Non-cash write-offs of straight-line receivable and lease incentives	—	36,353
Non-cash rental income	(2,500)	(3,000)
Normalized FFO attributable to common stockholders	187,922	192,484
Non-cash lease revenue adjustments, net	(4,816)	(11,993)
Non-real estate depreciation, net	488	130
Amortization of debt issuance costs and discounts, net	2,647	2,476
Adjustments related to equity method investments, net	(2,202)	(1,431)
Recurring capital expenditures, net	(1,864)	(810)
Equity method investment non-refundable entrance fees	1,327	1,206
Note receivable credit loss (income) expense	(266)	10,356
Non-cash share-based compensation	4,605	8,613
Normalized FAD attributable to common stockholders	$187,841	$201,031

BASIC
Weighted average common shares outstanding	43,388,794	44,774,708
NAREIT FFO attributable to common stockholders per share	$4.39	$3.55
Normalized FFO attributable to common stockholders per share	$4.33	$4.30

DILUTED
Weighted average common shares outstanding	43,389,466	44,794,236
NAREIT FFO attributable to common stockholders per share	$4.39	$3.55
Normalized FFO attributable to common stockholders per share	$4.33	$4.30

The following table reconciles NOI to net income, the most directly comparable GAAP metric (unaudited, $ in thousands):

	Years Ended
	December 31,
NOI Reconciliations:	2023	2022
Net income	$134,381	$65,501
Other non-operating income	(202)	—
Gains from equity method investment	(555)	(569)
Loss on early retirement of debt	73	151
Gain on note receivable payoff	—	(1,113)
(Gain) loss on operations transfer, net	(20)	710
Gains on sales of real estate, net	(14,721)	(28,342)
Loan and realty (gains) losses	1,376	61,911
General and administrative	19,314	22,768
Franchise, excise and other taxes	449	844
Legal	507	2,555
Interest	58,160	44,917
Depreciation	69,973	70,880
Consolidated NOI	$268,735	$240,213
NOI by segment:
Real Estate Investments	$259,162	$232,295
SHOP	9,222	7,603
Non-Segment/Corporate	351	315
Total NOI	$268,735	$240,213

The following table reconciles “Net income”, the most directly comparable GAAP metric, to Adjusted EBITDA ($ in thousands):

Year ended December 31,
2023
Net income	$134,381
Interest expense	58,160
Franchise, excise and other taxes	449
Depreciation	69,973
NHI’s share of EBITDA adjustments for unconsolidated entities	2,432
Gains on sales of real estate, net	(14,721)
Impairments of real estate	1,642
(Gain) loss on operations transfer, net	(20)
Loss on early retirement of debt	73
Non-cash rental income	(2,500)
Note receivable credit loss expense	(266)
Adjusted EBITDA	$249,603

Consolidated Total Debt	$1,135,051
Less: cash and cash equivalents	(22,347)
Consolidated Net Debt	$1,112,704

Adjusted EBITDA	$249,603
Annualized impact of recent investments, disposals and payoffs	(1,669)
$247,934

Consolidated Net Debt to Adjusted EBITDA	4.5x

Notes to Reconciliation of FFO, Normalized FFO, Normalized FAD and NOI

These supplemental performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations (“FFO”), Normalized FFO and Normalized Funds Available for Distribution (“FAD”) may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these performance measures, caution should be exercised when comparing our FFO, Normalized FFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”) (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by NAREIT and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

FFO and Normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of Normalized FFO, Normalized FAD excludes the impact of any straight-line rent revenue, amortization of the original issue discount on our senior unsecured notes, amortization of debt issuance costs, non-cash stock based compensation, as well as certain non-cash items related to our equity method investment.

Normalized FAD is an important supplemental performance measure for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires any discount or premium related to indebtedness and debt issuance costs to be amortized as non-cash adjustments to earnings. The Company also adjusts Normalized FAD for the net change in the allowance for expected credit losses, non-cash stock based compensation, senior housing portfolio capital expenditures as well as certain non-cash items related to equity method investments such as straight-line lease expense and amortization of purchase accounting adjustments. Normalized FAD is an important supplemental measure of liquidity for a REIT as a useful indicator of the ability to distribute dividends to stockholders.

Net Operating Income

Net operating income (“NOI”) is a U.S. non-GAAP supplemental financial measure used to evaluate the operating performance of real estate. NOI is defined as total revenues, less tenant reimbursements and property operating expenses. The Company believes NOI provides investors relevant and useful information as it measures the operating performance of our properties at the property level on an unleveraged basis. The Company uses NOI to make decisions about resource allocations and to assess the property level performance of our properties.

NATIONAL HEALTH INVESTORS, INC.
P.O. BOX 306041
NASHVILLE, TN 37230-6041

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V35408-P07043

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NATIONAL HEALTH INVESTORS, INC.

The Board of Directors recommends you vote for the election of each of the three nominees to the Board of Directors and for proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. D. Eric Mendelsohn	☐	☐	☐
1b. Charlotte A. Swafford	☐	☐	☐
1c. Robert T. Webb	☐	☐	☐

	For	**Against**	**Abstain**
2. Approve the advisory resolution approving the compensation of the named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐
3. Ratify the audit committee's selection of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V35409-P07043

NATIONAL HEALTH INVESTORS, INC.
222 Robert Rose Drive
Murfreesboro, Tennessee 37129
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints D. Eric Mendelsohn and John L. Spaid as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Banquet Room of The View at Fountains, 1500 Medical Center Parkway, Murfreesboro, Tennessee and via live webcast at www.virtualshareholdermeeting.com/NHI2024 on Wednesday, May 22, 2024 at 1:00 pm CDT and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals listed on the reverse side more fully described in the Notice and Proxy Statement for the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.**

Continued and to be signed on reverse side